As filed with the Securities and Exchange Commission on February 12, 2001
                                                 Registration No. 333-52718
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------


                                 AMENDMENT NO. 2
                                        TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                           CAREERENGINE NETWORK, INC.
                 (Name of small Business Issuer in its charter)

         Delaware                       7361                   13-2689850
(State or Other Jurisdiction     (Primary Standard          (I.R.S. Employer
    of Incorporation or       Industrial Classification    Identification No.)
       Organization)                Code Number)

                                 -------------

                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048
                                 (212) 775-0400
          (Address and telephone number of Principal Executive Offices)

                                 -------------


                                GEORGE W. BENOIT
                             Chief Executive Officer
                           CareerEngine Network, Inc.
                        2 World Trade Center, Suite 2112
                            New York, New York 10048
                                 (212) 775-0400
                           (212) 775-0901 (Facsimile)
            (Name, Address and Telephone Number of Agent For Service)

                                 -------------
                                   Copies to:


                                                    M. Ridgway Barker Esq.
                                                      Paul McCurdy, Esq.
       Barry B. Feiner, Esq.                       Kelley Drye & Warren LLP
          170 Falcon Court                            Two Stamford Plaza
     Manhassett, New York 11030                     281 Tresser Boulevard
                                                 Stamford, Connecticut 06901
           (516) 484-6890                              (203) 324-1400
     (516) 484-6867(Facsimile)                    (203) 327-2669 (Facsimile)


                                 -------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                 -------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                EXPLANATORY NOTE


This registration statement contains two prospectuses: one relating to this offering of 2,500 units of CareerEngine Network, Inc., plus 375 units to cover over-allotments, if any, and one relating to the offering of 2,460 units by some of the securityholders of CareerEngine Network, Inc. Following the prospectus are certain substitute pages of the selling securityholder prospectus, including alternate front outside and back outside cover pages, an alternate "The Offering" section of the "Summary" and sections titled "Private Financing" and "Selling Securityholders and Plan of Distribution." Each of the alternate pages for the selling securityholder prospectus is labeled "Alternate Page for Selling Securityholder Prospectus." All other sections of the prospectus, other than "Use of Proceeds," "Dilution," and "Underwriting" are to be used for the selling securityholder prospectus.

                            -----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         [Prospectus Cover Page Legend]

         THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY APPLICABLE STATE SECURITIES COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion Dated February 12, 2001


                               [LOGO] CareerEngine

                                   2,500 Units
                             each Unit consisting of

o $1,000 principal amount of 12% convertible debentures due on March 31, 2010,
o    Class A warrants to purchase 250 shares of common stock and
o    Class B warrants to purchase 250 shares of common stock.

                                     -------


         Accordingly, we are offering an aggregate of 2,500 debentures, 625,000 Class A warrants and 625,000 Class B warrants. We have also registered an aggregate of 2,500,000 shares of our common stock issuable upon the conversion of the debentures and exercise of the warrants.



         Our common stock is traded on the American and Pacific Exchanges under the symbol "CNE." On January 31, 2001 the last reported sale price of our common stock was $1.31 per share.

         Our debentures and our Class A and Class B warrants are not currently being traded on any market. We will apply to list our units, debentures and warrants on the American Stock Exchange and the Pacific Exchange under the symbols "CNEU," "CNED," "CNE_," and "CNE_," respectively.


         Selling securityholders are also offering up to 2,640 units through an alternate prospectus that is dated ___________ , 2001.

         Investing in the units involves risks. Consider carefully the risk factors beginning on page 8 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ------------

                                                        Per Unit       Total
                                                        ----------  -----------
Public offering price................................... $ 1,000     $2,500,000
Underwriting discounts and commissions.................. $   100     $  250,000
Proceeds before expenses................................ $   900     $2,250,000


     We expect total cash expenses in connection with the offering to be about $250,000, which will include a nonaccountable expense allowance of 3% of the gross proceeds of this offering that will be paid to Murphy & Durieu, the underwriter of this offering. We have granted to the underwriter a 45-day option to purchase up to 375 additional units to cover over-allotments. We will also grant to the underwriter a five-year warrant to purchase units equal to 10% of the units sold in this offering, excluding any units sold to cover over-allotments, at an exercise price of 120% of the public unit offering price.



     Murphy & Durieu expects to deliver the units on or about __________ , 2001 if payment for the units is received by Murphy & Durieu.

                                  -------------

                                 Murphy & Durieu

                      The date of this Prospectus is __________ , 2001

                               INSIDE FRONT COVER



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus contains forward-looking statements. All statements regarding

       o    future events,
       o    our financial performance and operating results,
       o    our business strategy and
       o    our financing plans

are forward-looking statements. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict,"
"potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors, including the risks described in the "Risk Factors" section and elsewhere in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before buying securities in this offering. We urge you to read the entire prospectus carefully, including the information set forth under "Risk Factors," before making an investment decision.

Overview

         Through our wholly-owned subsidiary, CareerEngine, Inc., we provide web-based and related software services for employers, job seekers, professional recruiters and service providers in the rapidly growing online recruitment business. Using our proprietary software we offer customers the option of both


         o utilizing our network of industry and occupation specific career, or vertical, portal sites to post job offerings and review posted candidate resumes and

         o subscribing to our Application Services Provider or ASP services where we construct, maintain and host recruitment and career center sites for the exclusive use of our customers in meeting their human resource requirements or as an additional revenue stream.

         Our Network Division operates 25 portal career sites organized by

         o   specific job function,
         o   profession,
         o   designation,
         o   work location and
         o   diversity.

These sites enable employers and recruiters to post job offerings for specific target areas in one or more of our career specific sites. Prospective employees can search for jobs, confidentially post their resumes, receive personalized advice from our online career counselors and avail themselves of a host of other services.


         Our Solutions Division develops and maintains career sites for companies and recruiters. We customize these sites to reflect the particular look and feel of our customers' websites utilizing our software that we make available on an ASP basis. We believe that offering a prospective client the opportunity to participate in our network of career sites and having us build a career center for the client's own website, gives us a flexibility which we believe is not enjoyed by any of our competitors. We believe that by offering multiple products and services to address online recruiting needs, we have established our own unique niche in the online recruiting market.

         You should be aware, however, that;

         o we have a limited operating history in the online recruiting industry,
         o we have a history of substantial losses and an accumulated deficit as of September 30, 2000 of approximately $15 million, and
         o   some of our data bases contain a very limited number of postings.

CareerEngine Network was incorporated on April 27, 1971 under the name of Benoit and Skrym, Inc. We changed our name to

         o   Matthews & Wright Group, Inc. on July 7, 1987,
         o   Helmstar Group, Inc. on December 2, 1991, and
         o   CareerEngine Network, Inc. on March 27, 2000.

Our CareerEngine Network Division


         Most online job sites that offer aggregate listings in different fields lack specialized capabilities. Their postings are broad based, covering all types of jobs in many industries. As a result, job seekers must often search through exhaustive lists of unsuitable opportunities. The CareerEngine Network is different. Our category specific approach enables job seekers to focus on those opportunities which are suitable for their skills. We do this by limiting employment opportunities in each database to the industry covered by that database. This helps to reduce the quantity of non-related postings delivered by a key word search. Recruiters and employers can quickly find and attract qualified candidates with specialized skills and expertise. We attempt to screen our employment postings for specificity, although we are not always successful. However, we believe we offer a network of career sites through which a recruiter can conveniently and cost effectively focus on highly trained qualified candidates suited for specific job openings. The vertical orientation of our job sites - which encompass fields ranging from accounting to sales and IT - makes it easier for job seekers and potential employers to locate and evaluate one another.

         The number of aggregate postings on our network has fluctuated since we began building our network in March 1999. As of January 31, 2001, the approximate number of job postings on our network sites was 53,400. This number includes duplicate postings which occur when certain job postings appropriately are posted to more than one website in our network. While many of these postings are placed by corporations and recruiters, we derive a significant number of postings through our network of over 40 independent distributors. These distributors include major online and offline recruitment advertising firms and major recruitment and placement agencies that seek a variety of websites, both category specific and broad based, to post their clients' job openings. Some of our distributors include


         o   TMP Worldwide,
         o   CareerBuilder, Inc.,
         o   Bernard Hodes,
         o   Vault.Com,
         o   Shaker Advertising and
         o   Recruit USA.



We estimate, based on discussions with our distributors, that there are more than 5,000 salespersons and/or account executives engaged by our distributors involved in soliciting job postings. Our distributors pay us our standard posting fees less a negotiated commission for postings they originate and list on the CareerEngine network.


         Among the services provided employers and recruiters on our network is the opportunity to access our confidential resume database containing resumes placed on our category specific websites by job seekers. These resumes are furnished to them with built-in safeguards to protect the privacy concerns of applicants.


         Recently, we have entered into a number of co-branding arrangements, which as of the date hereof have not provided us any material income, where we either develop or upgrade a career site for a co-branding client, such as

         o   CFO.com, the online division of CFO Magazine,
         o   Crain's NY.com, the online version of the financial news journal,
         o   Engineering.com, a site serving the engineering community and
         o JoC.com, the online version of The Journal of Commerce, an Economist Group publication.

These sites participate as members of our CareerEngine Network together with our own vertical career sites and we share the revenues generated. Another co-branding client is SmartMoney.com, a popular website offering personal financial news, tools and investment advice. Users of this site will now have access to a career center created by us offering confidential resume hosting, job postings and career specific news.


         Revenue from the CareerEngine Network Division is derived from


         o   job placement  advertisements,
         o   banner advertisement placements for
             corporations and other organizations,
         o   sponsorship advertisements, and
         o co-branding arrangements with content providers that generate revenues of a similar nature as those mentioned above.


Our CareerEngine Solutions Division


         Online career centers are becoming increasingly utilized by publishers, corporations and other organizations such as search firms that can generate revenue by selling job postings. Web publishers can utilize career centers to create additional revenue streams through advertising and retain visitors. Corporations can use a career center to make their online recruitment efforts more productive. Early in 2000, we formed our CareerEngine Solutions Division to offer the experience, staff and know-how to build, host and maintain on an ASP basis career centers for on and offline organizations more effectively, quicker and at less cost than would be the case if the organizations built and maintained their own websites. Our management believes that these career centers should provide a company with the opportunity to attract and recruit the best candidates by being able to offer them the ability, to quickly assess the company's visions and competitive advantages by accessing information placed by the company in appropriate fields provided by us. As of the date hereof, we have only produced a demonstration site and have not sold a company site.

         We develop customized career content for our client's site, and recommend proprietary "plug-ins" that incorporate the latest technology - such as job search agents and confidential resume hosting. We do not have any agreements with third-parties pursuant to which we recommend their plug-ins to our customers. If the site we construct becomes an important revenue producer for the company, it has the option of joining the CareerEngine Network and utilizing the sales representatives of our distributors to sell and market job postings for the site. We also provide programs to help the company effectively sell advertising inventory, facilitate site updates and provide customer service.

         Revenues generated by this division include a portion of initial cash set up fees and monthly subscription-type revenue streams based upon contractual terms. In the ten months since we started our Solutions Division, we have signed up seven clients and generated division revenues of $205,000 from building, hosting and maintaining their career websites.


The Market Opportunity For Online Recruitment

         According to industry sources, business in the U.S. spent in excess of $13 billion in 1997 to hire new employees by advertising job openings in newspapers and by utilizing headhunters. With the acceptance of the Internet as an attractive medium for online recruiting, an increasing share of recruiting efforts will be conducted online. According to Forrester Research, Inc. the size of the online recruiting market will increase from $105 million in 1998 to $1.7 billion in 2003. We believe that the complementary recruitment services offered by our two divisions places us in a strong position to take advantage of these favorable market prospects.

                                  The Offering

Securities Offered

2,500 units:

      Each unit consists of


         o a $1,000 principal amount 12% convertible debenture due on March 31, 2010,
         o   Class A warrants to purchase 250 shares of common stock and
         o   Class B warrants to purchase 250 shares of common stock.

      The debenture and the warrants will trade only as a unit for six months following this offering, unless we agree with the underwriter that separate trading may begin sooner. Thereafter, each of the securities will trade separately. Neither the underwriter nor we are currently aware of any events that would cause the debentures and warrants to trade separately prior to six months after the effective date of this offering. In the event that such trading should occur, we expect that the American Stock Exchange will post this information on its web site. For more information, see "Description of Securities."


The Debentures:

      Principal Amount of Debenture    $1,000.

      Annual Interest Rate             12% interest.

      Payment of Interest              Quarterly  in cash on January 1, April 1,
                                       July 1 and October 1 of each year, commencing July 1, 2001.

      Maturity                         March 31, 2010.


      Conversion by Holder             A holder may  convert all or a portion of
                                       the  principal  amount  of its  debenture
                                       outstanding  at the time such  conversion
                                       is effected  into our common stock at any
                                       time  before the close of business on the
                                       earlier  of  March  31,  2010 or the date
                                       that  principal  and  interest  under the
                                       debenture  has been  paid in full.  If we
                                       call  the  debenture  for  redemption,  a
                                       holder may convert its  debenture  at any
                                       time  before the close of business on the
                                       redemption  date. The initial  conversion
                                       price  is $2.00  per  share,  subject  to
                                       adjustment  in  certain   events,   which
                                       include:

                                        o   stock    dividends,    splits    and
                                            combinations;
                                        o   certain  below  market  issuances of
                                            stock;
                                        o   reclassifications;
                                        o   mergers; or
                                        o   the sale of substantially all of our
                                            assets.

                                       On  conversion,  no payment or adjustment
                                       for accrued and unpaid  interest  will be
                                       made.   All   such   interest   will   be
                                       forfeited.


      Redemption by Holder             A  holder's   estate  may  redeem  up  to
                                       $50,000  total  value  of the  debentures
                                       owned by that  holder  upon notice of the
                                       holder's death and redemption election by
                                       his  or  her   estate.   This   right  of
                                       redemption may only be exercised by the estate of the original holder. It does not pass to any transferee.



      Redemption by Us                 We  can   redeem   all  or  part  of  the
                                       debentures  at  100% of  their  principal
                                       amount,  plus  accrued  interest  to  the
                                       redemption  date,  on not  less  than  30
                                       day's notice, if the closing price of our
                                       common  stock  equals  or  exceeds  2.154
                                       times the then conversion price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption.


      Ranking The debentures are second in right of repayment to all of our senior debt. Senior debt is any indebtedness payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such indebtedness, it is provided that such indebtedness is not senior in right of payment to the debentures. If we were to become insolvent, such senior debt would have a priority of right to repayment in connection with our liquidation.

      Transferability                  There are no transfer restrictions on the
                                       debentures.   However,   the   right   to
                                       redemption upon death of the initial holder will terminate on transfer.

      Please refer to "Description of Securities - The Debentures and the Indenture."

Class A Warrants:


      The Class A warrants are exercisable at a price of $4.00 per share until they expire on March 31, 2003, subject to adjustment upon the occurrence of the events that would cause the adjustment of the conversion price of the debentures. We may redeem the Class A warrants on not less than 30 days' notice at a redemption price of $0.001 per warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class A Warrants."


Class B Warrants:


      The Class B warrants are exercisable at a price of $6.00 per share until they expire on March 31, 2005, subject to adjustment upon the occurrence of the events that would cause the adjustment of the conversion price of the debentures. We may redeem the Class B warrants on not less than 30 days' notice at a redemption price of $0.001 per warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class B Warrants."

      You should be aware that the warrants would only have value if the market price of the common stock exceeds the respective exercise prices, which have been arbitrarily determined.Risk Factors:


Risk Factors:

      An investment in the units involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" for factors you should consider.

Use of Proceeds:

      The net proceeds from the offering, estimated to be about $2,000,000, will be used primarily for sales and marketing, continued development and enhancement of the operations of the two divisions of our wholly-owned subsidiary, CareerEngine, Inc., and for working capital. For more information regarding how we will use the proceeds, please refer to "Use of Proceeds."

                             Summary Financial Data

         Set forth below are selected financial data for each of the periods indicated. The selected financial data for the years ended December 31, 1999 and 1998 as well as the nine-month periods ended September 30, 1999 and 2000 and the selected balance sheet data as of December 31, 1999 and September 30, 2000 have been derived from the audited and unaudited financial statements included elsewhere in this prospectus. Results for the nine month period ended September 30, 2000 are not necessarily indicative of the results for the full fiscal year. These unaudited financial statements reflect all adjustments (consisting of normal recurring accruals) and disclosures which, in the opinion of our management, are necessary for a fair statement of results for the periods presented. All of the information set forth below should be read in conjunction with our consolidated financial statements, including the notes thereto, "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included in this prospectus.


                                                  Year Ended                     Nine Months Ended
                                                  December 31,                     September 30,
                                             ---------------------          -----------------------------
                                             1999             1998             2000              1999
                                             ----             ----             ----              ----
                                                                            (Unaudited)       (Unaudited)
Continuing Operations:
   Revenues                              $ 1,471,421      $ 1,944,408      $ 2,296,448         $ 1,877,428
   Expenses                                4,424,308        2,267,067        5,789,443           2,228,529
                                         -----------      -----------      -----------         -----------
Loss from continuing operations
before income taxes                       (2,952,887)        (322,659)      (3,492,995)           (351,101)


   Income tax provision                       10,098         (108,477)          15,340              12,163
                                         -----------      -----------      -----------         -----------
Loss from continuing operations           (2,962,985)        (214,182)      (3,508,335)           (363,264)

Loss from discontinued operations         (1,089,409)        (410,227)        (730,318)
                                         -----------      -----------      -----------         -----------

Net Loss                                 $(4,052,394)     $  (624,409)     $(4,238,653)        $(1,589,814)
                                         ===========      ===========      ===========         ===========

Per common share - basic and diluted
   Loss from continuing operations       $      (.55)     $      (.03)     $      (.65)        $      (.06)
   Loss from discontinued operations            (.20)            (.08)            (.13)               (.23)
   Net loss                              $      (.75)     $      (.11)     $      (.78)        $      (.29)
                                         ===========      ===========      ===========         ===========

Weighted average number of common
   shares outstanding - basic and

   diluted                                 5,435,673        5,489,376        5,440,090           5,435,964
                                         ===========      ===========      ===========         ===========


                                                                        September 30,       December 31,
                                                                            2000                1999
                                                                        -------------       ------------
                                                                         (Unaudited)
Total assets                                                            $   5,604,841       $  7,060,445
Total liabilities exclusive of liabilities relating to discontinued     $   3,396,733       $  1,891,201
operations

Excess of liabilities over assets of discontinued operations            $   3,361,269       $  3,215,344
Total stockholders' equity                                              $  (1,153,161)      $  1,953,900


         Our principal executive office is located at Two World Trade Center, Suite 2112, New York, New York 10048. Our telephone number is (212) 775-0400 and our Web site addresses are www.CareerEngine.com and www.CareerEngine.net. Information contained on our websites is not a part of this prospectus.

         Unless otherwise indicated, all information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

                                  RISK FACTORS

         This offering involves a high degree of risk. Each prospective investor should carefully consider the risks described below and other information in this prospectus before making an investment decision.

We have a limited operating history in the online employment recruitment business and we may not be successful.

         We did not commence operations as an online employment recruiting service until March 1999 when we began building our network career sites. It was not until the end of the first quarter of 2000 that we started offering our ASP services through our newly formed CareerEngine Solutions Division. As a result, we have a limited operating history upon which you can base an evaluation of our current business and prospects. During the past five years, we concentrated on providing merchant and investment banking services, primarily related to real estate projects, and financial consulting services. In August 2000, we discontinued these business segments to concentrate our efforts on our online recruiting business.


         Our business model for offering multiple products and services to address online recruiting needs has only been in place since the beginning of 2000. Accordingly, its effectiveness has not been adequately tested. Thus, we cannot guarantee that we will be able to generate the profits necessary to sustain our business expectations. You must consider the risks, expenses and problems frequently encountered by an early stage business in a rapidly evolving market, which makes our ability to implement successfully our business plan uncertain.


We have a history of losses and we expect continued losses.


         From January 1, 1999, the approximate commencement date of our online recruiting activities, through September 30, 2000 our accumulated deficit increased from $6,605,000 to $14,897,000. The $8,292,000 increase in the accumulated deficit is comprised of losses from continuing operations amounting to $6,471,000 and losses from discontinued operations amounting to $1,820,000.

         For the year ended December 31, 1999, we generated revenues from continuing operations of $1,471,000, of which $31,000 related to our online recruiting operations, and we sustained losses from continuing operations of $2,963,000. For the first nine months of 2000, we generated revenues from continuing operations of $2,296,000, of which $930,000 related to our online recruiting operations, and we sustained losses from continuing operations of about $3,508,000.

         If the  revenue  from  our cash  management  activities,  less  related expenses, were not realized in the year ended December 31, 1999 and the nine-month period ended September 30, 2000, our losses from continuing operations would have increased approximately $901,000 and $1,286,000, respectively. Accordingly, our losses from continuing operations for the year ended December 31, 1999 and the nine-month period ended September 30, 2000, were directly attributable to our online recruiting activities.

         We expect these losses from continuing operations to continue for the through the second quarter of 2001 due to our need to incur additional costs and expenses related to:


         o increased marketing and advertising to strengthen brand awareness and to develop and expand our ASP offerings;

         o   continued development of our career websites;

         o   development of relationships with major content providers; and

         o   upfront charges to be incurred in developing co-branded websites in
             connection   with  our   promotions   of  this  type  of   business
             relationship.


We may not be able to generate and maintain sufficient additional revenues to makes us profitable because:

         o we may be unable to convince a sufficient number of employers and recruiters to utilize our websites for their online recruiting needs;



         o the Internet may not continue to grow and be accepted as a recruiting tool;

         o the number of job seekers who visit our websites may not increase in sufficient numbers;

         o the number of job opportunities posted on our websites may not increase in sufficient numbers;

         o   our  Solutions   Division  may  be  unable  to  attract  sufficient
             additional ASP customers.


         If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. Our inability to achieve or maintain profitability or positive cash flow could result in disappointing financial results, impede implementation of our growth strategy or cause the market price of our securities to decrease. We may not be able to achieve profitability.


We may require additional funding in the event our revenues do not meet our projections, our expenses are greater than we anticipate, or to finance the further development of our business. Our inability to obtain additional financing, if required, would have an adverse effect on our business.

         Our success will depend on our ability to induce greater usage by employers and recruiters of our network services and on securing more widespread acceptance of our CareerEngine Solutions ASP services. This means having an adequate advertising and marketing budget and adequate funds to continue to promote our services. We expect that the net proceeds from this offering together with our existing resources will be sufficient to meet our cash requirements for at least the next 12 months. Historically, we have sustained our operations primarily from our own financial resources, the net proceeds generated from our cash management activities, and from the proceeds of the private financing of units

         However, if the actual costs of adding to and enlarging our customer base are higher than projected or our contemplated future revenues fall below our current expectations, we may require additional financing before the expiration of 12 months.

         We anticipate, but cannot assure, that this additional financing will come from the exercise of the warrants included in this offering and the private financing warrants. However, we cannot assure that the price of our common stock will ever attain sufficient levels to induce the exercise of the warrants.

         In the event that the warrants are not exercised within the time period needed, we will be forced to seek alternate sources of financing, most likely from one or more additional public or private equity or debt offerings. We currently have no commitments for any of such additional funding. We may not be able to raise needed cash on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans to the extent of available funding, which would have an adverse effect on the successful implementation of our planned business development.

Our untested pricing models may not generate expected revenue.

         Because we have limited experience in pricing our online recruitment servicing we cannot accurately forecast the magnitude, timing or profitability of future revenues. We have priced our service so that we receive:

         o a fixed schedule of fees for job listings on each site in our network;

         o fees based on various pricing models for resume matching through resume subscription by employers and recruiting firms;

         o fees in accordance with three pricing plans for providing ASP service based on the type and sophistication of the services offered;

         o no up front fees but complete sharing of all revenues for co-branding arrangements; and

         o reduced job posting fees from our distributors to allow for negotiated commissions.

         Until we gain more experience in pricing our services we cannot be sure that with respect to some or all of our services we have established a pricing policy that is both competitive with what others are charging and at the same time sufficient to assure us a fair return. We would expect to fine tune our pricing policies as we gain more experience in our revenue models. In any event we cannot assure that our pricing models, even if modified to meet changing conditions or evaluations, will be sufficient to sustain operations and to enable us to continue in business.

If we fail to select co-branding clients with followings sufficient to produce a strong revenue stream we may sustain large and continuing losses.

         Another significant pricing risk is in the selection of co-branding clients. These arrangements are entered into with the understanding that our co-branding clients have followings sufficient to produce a strong revenue stream, which they will share with us. Since the cost of all the set up, hosting and maintenance charges are borne solely by us, if we guess wrong in the selection of our co-branding clients we may sustain large and continuing losses in meeting our obligations under these arrangements without any offsetting return which may in turn threaten our continued viability.

If we are unable to attract and maintain additional job listings on our existing vertical career sites and target new career destination sites, we may not be successful in our new business.

         The success of our business is dependent upon, in part, on our ability to attract and maintain additional job listings on our existing vertical career sites and to target new career destination sites. If we are unable to accomplish these tasks, we may not be able to attain profitable operations./

If we are unable to maintain current distribution relationships and develop new distribution relationships with highly trafficked on and off line sites, we may not be successful in our new business.

         The success of our business is also dependent upon, in part, on our ability to maintain current distribution relationships and develop new distribution relationships with highly trafficked on and off line sites. If we are unable to maintain and increase our distribution relationships, our business, results of operations and financial condition could be materially and adversely affected.


Our earnings may fluctuate seasonally, which may affect our financial results.

         As a result of our limited operating history in the online recruitment business, we do not know if the online recruitment market is subject to seasonal fluctuations. We believe that revenue from print media, recruiting search firms and other traditional recruiting services are generally lower in the months of August, November and December because of reduced recruiting and job search activity during vacation periods and holiday seasons. As the online recruitment market develops, we may find that similar seasonal and cyclical patterns characterize online recruiting or we may discover other seasonal patterns. If seasonal fluctuations develop in the online recruitment market, our business, results of operations and financial condition could be materially and adversely affected.

Our business could be adversely affected by a downturn in the economy.


         Online recruitment is a new industry and we do not know how sensitive our industry is to general economic conditions. Demand for online recruitment offerings may be significantly and adversely affected by the level of economic activity and employment in the United States. High economic growth has given rise to rapid employee turnover. A slowdown in the economy could arrest this movement and cause employers to reduce or postpone their recruiting efforts generally, and their online recruiting efforts in particular. Therefore, if a significant economic downturn or recession occurs in the United States, our projections and prospects could be materially and adversely affected.

One of our strategies is to establish awareness of our career sites through the establishment of co-branding relationships with established branded clients. If these co-branding clients fail to maintain these brands, we may not be able to sustain or increase the number of employers, recruiters and job seekers using our websites.

         We believe that establishing and maintaining our "co- branded" career websites is an important aspect of our business. These brand names are critical in our efforts to establish, maintain and increase the number of employers, recruiters and job seekers who use our websites. We believe that the importance of brand recognition will increase due to the continued growth in the number of competitors entering the online recruiting market. Our ability to promote and position our sites depends largely on the success of our co-branding clients continuing marketing efforts and our ability to effectively satisfy the needs of employers, recruiters and job seekers. To promote our brand names, we intend to substantially increase our visibility by attending trade shows and placing a few select targeted print ads and online sponsorships without increasing our marketing budget. A portion of the net proceeds from this offering will be used for this purpose. If we fail to successfully promote and maintain our brand names, or if we incur excessive expenses attempting to promote and maintain them, we may be unable to implement our business plan and our financial results may suffer. See "Use of Proceeds."


We have significant competition from a variety of sources.


         The market for online recruitment products and services is intensely competitive and highly fragmented. Our Network Division competes directly with a number of companies such as CareerBuilder, Inc. which maintains career specific job sites. Our Solutions Division faces competition with a growing number of firms offering ASP services for career and job searchers such as BrassRing, WebHire Inc. and iSearch to name just a few. In addition, we compete with large companies that offer a single database "job board" product, such as Monster.com and Headhunter.net. We also compete with large Internet information hubs, or portals, such as Excite.com that maintain career portals. Excite.com's career portal is called CiteCareer. We may experience competition from potential customers to the extent that they develop their own online recruitment offerings internally. In addition, we compete with traditional recruiting services, such as newspapers and employee recruiting agencies, for a share of employers' total recruiting budgets. We expect to face additional competition as other established and emerging companies, including print media companies and employee recruiting agencies with established brands, enter the online recruitment market. We may also face competition from organizations that choose to develop online recruitment offerings internally. It is also possible that, as the online recruitment market develops and new products and services are introduced, we may face competition from the members of the network of our distributors.

         Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater brand recognition and a larger installed customer base than we do. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their offerings and to offer more comprehensive products and services.


         We believe that there will be rapid business consolidation in the online recruitment industry. Accordingly, new competitors may emerge and rapidly acquire significant market share. In addition, new technologies will likely increase the competitive pressures that we face. The development of competing technologies by market participants or the emergence of new industry standards may adversely affect our competitive position.

         As a result of these and other factors, if we are not able to compete effectively with current or future competitors, we will not succeed in our business plan.


If we are unable to keep pace with technological advances in our industry and make enhancements to our existing products and services in a timely manner or in response to changing market conditions or customer requirements, our business may be adversely affected.

         To become and remain profitable we must be able to keep pace with technological advances in our industry and adapt to changing conditions in a timely manner. This requires that we continually enhance our existing products and services in light of new and improved technologies, changing market conditions and customer requirements. If we are unable to timely adapt our products and services in response to these factors, our financial position, results of operations and cash flows could be materially and adversely affected.

The success of our business requires acceptance of our products and services in the market place.

         Our ability to grow and sustain our business is dependent upon our ability to gain significant acceptance of our products and services in the marketplace. Without significant market place acceptance, we will not be able to achieve and sustain profitable operations.


If we lose the services of our executive officers, or if we cannot recruit and retain additional skilled personnel, our business may suffer.


         We depend on the continued services and performance of George W. Benoit, Chairman and Thomas J. Ferrara, President and Chief Executive Officer for our future success. We do not have an employment agreement with Messrs. Benoit or Ferrara. If either Mr. Benoit or Mr. Ferrara becomes unable or unwilling to continue in his current position, our business and financial conditions could be damaged. We are not the beneficiaries of any key person life insurance covering them or any other executive.

         We depend upon the ability to attract, hire, train and retain highly skilled technical, sales and marketing, and support personnel, particularly with expertise in Internet products and services and online recruiting. Competition for qualified personnel throughout our industry is intense. If we fail to attract, hire or retain such personnel, our business, results of operations and financial condition could be materially and adversely affected. We may experience difficulty providing the proper level of service to our customers or incur increased costs due to rising salary and benefit levels. If we are unsuccessful in attracting and training new employees, or retaining and motivating our current and future employees, our business could suffer significantly.


We do not have long-term agreements with employers and recruiters, which may cause our revenue to fluctuate.


         We derive a substantial portion of our revenues, approximately $720,000 or 77% of our total revenues for the nine months ended September 30, 2000, from employers and recruiters who will pay to post job opportunities on our website. Generally, these employers and recruiters will post their job opportunities on a monthly basis. They will have no obligation to purchase any upgrades or other service offerings, or to post any job opportunities for more than a month at a time. As a result, an employer or recruiter that generates substantial revenue for us in one month may not do so in a later month. It is, therefore, essential that we continually maintain existing accounts and establish and develop new accounts with employers and recruiters. If we fail to attract and maintain a sufficient level of job postings, our business, results of operations and financial condition could be materially and adversely affected.

         In addition, our agreements with ASP clients, distributors and co-branding clients have durations of between one and three years. Consequently, our survival depends in part on our ability to either renew these agreements when they expire or replace them with arrangements with new clients.


We may be unable to effectively manage rapid growth that we may experience, which could place a continuous strain on our resources.


         We plan to rapidly expand operations in both our divisions which expansion we believe will be required for us to attain a positive cash flow and profitability. Our rapid growth, if it occurs, will impose significant demands on our management, financial, technical and other resources. To manage our future growth, we must adapt to changing business conditions and improve existing systems or implement new systems for our financial and management controls, reporting systems and procedures. Furthermore, in order to achieve rapid growth, we may need to acquire more advanced technologies or products or enter into agreements with companies possessing such technologies or products. For us to succeed, we must make our existing technology, business and systems work effectively with those of any companies with which we enter technology and/or product sharing agreements without undue expense, management distraction or other disruptions to our business. If we fail to manage any of the above growth challenges successfully, our business, results of operations and financial condition could be materially and adversely affected.


We depend on third parties to facilitate access to our websites, and face risks of capacity constraints, which could increase our expenses or reduce our revenues unexpectedly.

         We depend on Globix, Inc. and other Internet service providers and website operators, who may experience Internet connectivity outages. Such outages may cause users to experience difficulties in accessing our own websites and for those constructed and hosted by us for others. Any system failures at these third parties may cause an interruption in service or a decrease in responsiveness of these websites and may impair users' perceptions of them. Any failure to handle current or increased volumes of traffic on these websites may impede our ability and those for whom we construct, host and maintain sites to sustain or increase the number of employers, recruiters and job seekers who use these websites.

         We anticipate that we will derive a substantial portion of our revenues from employers and recruiters who pay to post and upgrade their job opportunities. The amounts they are willing to pay to post and upgrade their job opportunities will depend to a significant degree on the number of job seekers who will visit our websites. We will depend on the performance, reliability and availability of our websites and those of our distributors to attract and retain these job seekers. Capacity constraints could prevent them from accessing our websites for extended periods of time and decrease our traffic. Decreased traffic could result in fewer employers and recruiters posting job opportunities on our websites or buying fewer upgrades and other enhanced services. This would result in decreased revenues. In addition, if the number of employers, recruiters and job seekers on our websites increases substantially, we may experience capacity constraints and need to expand or upgrade our technology at a time when we do not have adequate funds to do so, or when that technology is not readily available.


We rely on technology that is owned by third parties.

         We license certain technology that is incorporated into our services and related products from third parties. Examples include licenses relating to Server software from Microsoft SQL Server Enterprise, Microsoft Windows NT Server Enterprise, and Verity Information Server. These licenses are perpetual. In light of the rapidly evolving nature of Internet technology, we may increasingly need to rely on technology from other vendors. Technology from others may not continue to be available to us on commercially reasonable terms, if at all. The loss or inability to access such technology could result in delays in our development and introduction of new services and related products or enhancements until equivalent or replacement technology could be accessed or developed internally. If we experience such delays, our ability to keep abreast of technological changes and developments could be severely arrested.

We do not own any patents and may not be able to protect our proprietary rights.

         Our success and ability to compete depend to a significant degree on our internally developed proprietary technology and on our brand, marks and domain names. We have not applied for nor do we have patent protection for our technology. We have applied for federal trademark registration for our
CareerEngine name though it has not yet been granted. Aside from our name we rely on intellectual property laws, and on confidentiality and non-disclosure agreements with our employees and third parties, to establish and protect our proprietary rights. We cannot assure you that the steps we have taken to protect our proprietary rights will be adequate or that we will be able to defend our marks. If we are unable to secure or protect our marks and systems, we could suffer a loss of good will standing in the industry and ultimately in revenues.


Claims by third parties that our business activities infringe upon their proprietary rights could subject us to significant liability and invalidate our proprietary rights.

         Third parties may claim that our business activities infringe upon their proprietary rights. From time to time in the ordinary course of business we may be subject to claims of infringement of third parties' trademarks and other intellectual property rights. Such claims could subject us to significant liability and result in invalidation of our proprietary rights. These claims could also be time-consuming and expensive to defend, even if we ultimately are not found liable. In addition, these claims could divert our management's time and attention from the operation of our business.


Our business may suffer if users confuse similar domain names with those of our category specific career websites.

         There are a number of companies in the online recruiting market with corporate and domain names similar to ours. We cannot assure you that potential users of our websites will not confuse our name and the domain names of our category specific career websites with similar names used by others. If any confusion occurs, we may lose business to competitors, or some of our users may have negative experiences with these other companies or websites that they mistakenly associate with us.

Our business is dependent on the development and maintenance of the Internet infrastructure.

         Our success will depend, in large part, upon the development and maintenance of the Internet infrastructure as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products, such as high speed modems, for providing reliable Internet access and services. We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, greater frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to expend considerable resources to adapt our offerings accordingly. Furthermore, in the past, the Internet has experienced a variety of outages and other delays. Any future outages or delays could affect the Internet sites on which our customers' job advertisements are posted and the willingness of employers and job seekers to use our online recruitment offerings. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

Our business depends on the acceptance of the Internet as a recruiting medium and an accepted means for doing business.


         Our future is highly dependent upon a significant increase in the use of the Internet as a recruiting medium. The online recruitment market is new and rapidly evolving, and we cannot yet gauge its effectiveness as compared to traditional recruiting methods. As a result, demand and market acceptance of online recruitment offerings are uncertain. Many of our current and potential employer customers have little or no experience using the Internet for recruiting  purposes  and  have  allocated  only  a  limited  portion  of  their recruiting budgets to online recruiting. The adoption of online recruiting, particularly by those entities that have historically relied upon traditional methods of recruiting, requires the acceptance of a new way of conducting business, exchanging information and advertising for jobs. Such customers may find online recruiting to be less effective for meeting their hiring needs relative to traditional methods of recruiting employees. We cannot assure you that the online recruitment market will continue to emerge or become sustainable.


         Our success also depends on the continued development of the Internet as an accepted means for doing business; upon continued improvement in the reliability, speed, security and ease of use of the Internet; and increased access to the Internet, through personal computers or otherwise.

         If the online recruitment market fails to develop or develops more slowly than we expect or the Internet does not become an accepted means for doing business, our business, results of operations and financial condition would be materially and adversely affected.

We may be adversely affected by government regulations and legal uncertainties associated with the Internet.

         Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent, but the legislative and regulatory treatment of the Internet remains largely unsettled. The U.S.
Congress has adopted Internet laws regarding copyrights, taxation and the protection of children. In addition, a number of other legislative and regulatory proposals under consideration by federal, state, local and foreign governments could lead to additional laws and regulations affecting the right to collect and use personally identifiable information, online content, user privacy, taxation, access charges and liability for third-party activities, among other things. For example, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws in the United States that may impose additional burdens on companies conducting business over the Internet.

         Although our transmissions originate from New York, the governments of other states might attempt to regulate our transmissions or levy sales or other taxes relating to our activities. Courts may seek to apply existing laws not explicitly relating to the Internet in ways that could impact the Internet, and it may take years to determine whether and how laws such as those governing intellectual property, privacy, libel and taxation will affect the Internet and the online recruitment industry.

         Existing or future laws or regulations affecting the Internet could lessen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium, and could reduce the demand for our services or increase our cost of doing business. Any of these events could cause our business, financial condition and results of operations to be materially and adversely affected.

Because our business involves the transmission of information, we may incur liability for information retrieved from or transmitted over the Internet.


         We may be sued for defamation, obscenity, negligence, copyright or trademark infringement or other legal claims relating to information that is posted or made available on our websites. Other claims may be brought based on the nature, publication or distribution of our content or based on errors or false or misleading information provided on our websites. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be sued for the content that is accessible from our websites through links to other Internet sites. We do not have errors and omission liability insurance. We also offer e-mail marketing services, which may subject us to potential risks, such as liabilities or claims resulting from unsolicited e-mail or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of e-mail, or interruptions or delays in e-mail service. We do not have insurance that specifically provides for coverage of these types of claims and therefore may not adequately protect us against these types of claims. In addition, we could incur significant costs in investigating and defending these claims, even if we ultimately are not found liable. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

Concerns regarding security of transactions and transmitting confidential information over the Internet may negatively impact our electronic commerce business.


         We  believe  that  concern   regarding  the  security  of  confidential
information transmitted over the Internet, such as resumes submitted in confidence and credit card numbers, prevents many potential users of our services from engaging in online transactions. If we do not have sufficient security features to our websites, our services may not gain market acceptance or there may be additional legal exposure to us.


         Despite the measures we have taken, our infrastructure is potentially vulnerable to physical or electronic break-ins or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as electronic commerce becomes more prevalent, our customers will become more concerned about security. If we do not adequately address these concerns we may incur liability and we may not be able to sustain or increase the number of employers, recruiters and job seekers using our services.


Our Internet  operations are vulnerable to the introduction of computer viruses,
which  could  cause  service   interruptions  and  breakdowns  as  well  as  the
destruction of computer programs and systems.

         Because we are an Internet business our systems are particularly vulnerable to the introduction of computer viruses which may not only cause service interruptions but also the destruction of computer programs and systems. This could seriously impact our ability to conduct our business. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is publicly disclosed, our reputation could be materially damaged and our visitor traffic may decrease. Our customers and prospective customers could also lose faith in our ability to serve their needs and choose more traditional means for posting their ads.


Our operations and services are vulnerable to natural disasters.

         Our operations and services depend on the extent to which our computer equipment and the telecommunications infrastructure of our third-party network providers is protected against damage from fire, power loss, telecommunications failures, and similar events. Despite precautions taken by us and our third-party network providers, over which we have no control, a natural disaster or other unanticipated problems at our network hub, or a third-party network provider point of presence could cause interruptions in the services that we provide. If disruptions occur, we may have no means of replacing these network elements on a timely basis or at all. We do not currently maintain back-up
Internet services or facilities or other back-up computing and telecommunications facilities. Extensive or multiple interruptions in providing users with Internet access are a reason for user decisions to stop using access services. Accordingly, any disruption of our services due to system failure could have an adverse effect on our business, results of operations and financial condition.

Our management has broad discretion over use of proceeds from this offering and may fail to use them effectively to increase our business.

         If all of the units offered hereby are sold, the net proceeds of this offering are estimated to be about $2,000,000, assuming that no warrants are exercised. We will retain broad discretion regarding the allocation of these funds. We intend to use a majority of the net proceeds for increased sales, advertising and marketing expenses and the development of our websites. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. We may use the net proceeds ineffectively or for purposes with which you disagree. Our failure to apply the proceeds effectively could impede our ability to expand our business.

The market price of our debentures and warrants may be volatile.

         The market price of our debentures and warrants which will be closely tied to the market price of our common stock may fluctuate significantly in response to the following factors:

         o   variations in quarterly operating results;

         o   our   announcements   of   significant    contracts,    milestones,
             acquisitions;


         o   our relationships with other companies or capital commitments;


         o   additions or departures of key personnel;

         o   sales  of   common   stock  or   termination   of  stock   transfer
             restrictions;


         o   changes in financial estimates by securities analysts; and


         o   fluctuations   in  stock  market   price  and  volume,   which  are
             particularly common among securities of Internet companies.


The last three factors are beyond our control.


         In the past, following periods of volatility in the market price of a company's securities, securities class action litigation often has been instituted against that company. Such litigation is expensive and diverts management's attention and resources. Any one of the factors noted herein could have an adverse affect on the value of the debentures and warrants.


Anti-takeover provisions of the Delaware General Corporation Law and in our Certificate of Incorporation could discourage a merger or other type of corporate reorganization or a change in control even if they could be favorable to the interests of our stockholders.

         The Delaware General Corporation Law and our Certificate of Incorporation contain provisions, which may enable our management to retain control and resist a takeover of us. These provisions generally prevent us from engaging in a broad range of business combinations with an owner of 15% (20% in the case of our Certificate of Incorporation) or more of our outstanding voting stock for a period of three years from the date that this person acquires his stock. Our Certificate of Incorporation also requires the affirmative vote of at least 60% or our voting stockholders to effect certain actions, including, under certain circumstances, the removal of directors, and provides for the election of different classes of directors with the term of each class ending at different times. Accordingly, these provisions could discourage or make more difficult a change in control or a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.

Our officers and directors exercise significant control over our affairs, which could result in their taking actions of which other stockholders do not approve.

         Our executive officers and directors, and entities affiliated with them, currently control about 45.0% of our outstanding common stock. After this offering they will control about 36.0% of our outstanding capital stock, assuming that the over-allotment option is exercised and that all of the debentures are converted into shares of our common stock. These stockholders, if they act together, may be able to exercise substantial influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us and might affect the market price of our common stock.


We do not intend to pay cash dividends in the foreseeable future.

         We have not previously paid any cash dividends on our common stock and currently intend to retain all future earnings, if any, to invest in our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

There is no prior public trading market for our units, debentures or warrants. If sustained public trading markets in these securities do not develop, your ability to sell the securities at acceptable prices may be adversely affected. In addition, due to the limited number of debentures, it is possible that a sustained trading market for the debentures will not develop.

         Prior to this offering, there was no public trading market for our units, debentures or warrants and there can be no assurance that a public trading market for these securities will be developed or maintained in the future. Although we anticipate that these securities will be approved for listing on the American Stock Exchange, the development of a public market depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which we have no control. There can be no assurances that:


         o you will be able to liquidate your investment without considerable delay, if at all,
         o quotations will be available on the American Stock Exchange as contemplated, or
         o   if a market develops, that such market will continue.

The trading volume for these securities may have a significant impact on their respective market prices.


         In addition, since only a limited number of debentures and a limited principal amount of debentures will be issued, there is a good chance that a sustained market for the debentures will not develop. In such an event, you may not be able to sell your debentures and you may be required to hold on to them until maturity. See "Description Of Securities."

Because the debentures are subordinate to our senior indebtedness, and are not rated, secured or guaranteed, you could lose your entire investment.


         The debentures are our general unsecured obligations and are subordinate to all of our senior indebtedness except indebtedness which by its term is subordinate or equal in right of payment to the debentures. Our ability to make payments of interest on the debentures and to repay the principal thereof at maturity may be affected by the success of our operations and the amount of our other indebtedness. We are permitted to incur additional indebtedness in the future without limitation or restriction by reason of the debentures. This additional indebtedness, subject to limited exceptions, could be superior to or equal in right of payment with the indebtedness of the debentures. The debentures will not be personally guaranteed or rated by any agency, and there will be no sinking fund with respect thereto. Accordingly, an investment in the debentures is speculative, involves a high degree of risk, and should be purchased only by persons who can afford an entire loss of their investment.

Default on senior indebtedness would adversely affect our ability to service the debentures.


         If we default on any senior indebtedness, such senior indebtedness must be discharged in full before any payments can be made for principal, interest, or otherwise on account of the debentures. Senior indebtedness includes any bank or similar debt we may incur in the future.


You are restricted in you ability to call a default on the debentures.


         Default on any senior indebtedness does not itself constitute a default under the debentures or the indenture. A default with respect to the debentures occurs only upon the failure to timely make a payment required with respect to the debentures or the occurrence of other specific events enumerated as defaults in the debentures. Inasmuch as payments under the debentures are due only quarterly, we could experience financial difficulties months before a payment due date on the debentures, and the debenture holders would be unable to declare a default with respect to the debentures until the next payment due date passed without payment being made under the debentures. In any event, should a default occur under the terms of the debentures, unless the holders of more than 50% of the principal amount of the debentures elect to declare a default, no individual debenture holder will have the right to pursue his or her remedies thereunder.


If you convert your debenture you will lose your accrued but unpaid interest.


         If a debenture is surrendered for conversion, the holder of such debenture will not receive the accrued but unpaid interest on the debenture.


Under certain circumstances you could receive a taxable dividend without receiving the cash to pay the tax.


         If we were to make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for federal income tax purposes and the conversion price of the debentures were to be decreased pursuant to the anti-dilution provisions of the debentures, such decrease could be deemed for federal income tax purposes to be payment of a taxable dividend to debenture holders. An example of such a distribution would be a distribution of our evidences of indebtedness or assets, but generally not stock dividends on common stock or rights to holders of common stock to subscribe for common stock.


Because we have arbitrarily determined the conversion and exercise prices, they bear no relationship to any objective criteria of value.


         We have arbitrarily determined the conversion price of the debentures and the exercise prices of the warrants in consultation with the underwriter. These prices bear no relationship to our assets, earnings or lack thereof, book value or other such criteria of value.


Because our Board can issue common stock without stockholder approval, you could experience substantial dilution.


         Our Board of Directors has the authority to issue up to 20,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. Future issuance of our additional shares of common stock could be at values substantially below the price at which you convert your debenture and, therefore, could represent further substantial dilution to investors in this offering. In addition, our Board could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

The underwriter's unit warrant may restrict our ability to raise additional capital.


          When we complete the offering we will sell to the underwriter and/or its designees, for $25.00, a warrant to purchase 250 units. For the life of the underwriter's warrant, the holders will have, at a nominal cost, the opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of our existing security holders. As long as the underwriter's warrant remains unexercised, our ability to obtain additional financing may be limited. The underwriter may exercise its warrant at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the warrant.


You cannot sell the shares underlying the warrants if we do not have an effective registration statement.


         You cannot exercise the warrants and sell the underlying shares unless we keep a prospectus effective and the shares underlying the warrants are qualified or exempt in the states in which exercising warrant holders reside. We have registered these shares and have qualified them in the states where we plan to sell the units unless the state does not require qualification. We have also filed an undertaking with the Securities and Exchange Commission to maintain a current prospectus relating to these shares until the expiration of the warrants. The warrants may be deprived of any value if we fail to satisfy this undertaking. The debentures and warrants are detachable and separately transferable six months after the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Purchasers may buy warrants in the aftermarket or may move to jurisdictions in which the shares underlying the warrants are not so registered or qualified during the period that the warrants are exercisable. In that event, we would be unable to issue shares to those persons desiring to exercise their warrants, and warrant holders would have no choice but to offer to sell the warrants in a jurisdiction where a sale is permitted or allow them to expire unexercised.


You could lose your right to exercise your warrants if we exercise our right to redeem the warrants.


         We may redeem all of the warrants at nominal cost if the closing price of the common stock equals or exceeds 150% of the then exercise price of the warrants for 20 consecutive trading days ending three days before the notice of redemption.. If you are a warrant holder and we call for redemption, to the extent we redeem your warrants, you will lose your right to purchase shares pursuant to your warrants. Furthermore, the threat of redemption could force you to:


         o exercise your warrants at a time when it may be disadvantageous for you to do so;
         o sell your warrants at the then current market price when you might otherwise wish to hold them; or
         o accept the redemption price which will be substantially less than the market value of your warrants at the time of redemption.


We will not call the warrants for redemption if a current prospectus is not available for the exercise of the warrants.

The underwriter has no experience as an underwriter of public offerings of securities which may have a negative impact on the liquidity and price of our securities.

         This offering is the first public offering in which Murphy & Durieu, the underwriter, will be acting as an underwriter. In addition, there will not be a syndicate of underwriters involved with the offering. These factors may have a negative impact on the liquidity and price of our securities following the completion of this offering.

                           PRICE RANGE OF COMMON STOCK

         Our common stock trades on the American Stock Exchange and the Pacific Stock Exchange under the symbol "CNE."

       Fiscal Years (Quarterly)                             Common Stock
--------------------------------------------------------------------------------
                 1998                  High Sales Price         Low Sales Price
                 ----                  ----------------         ---------------
              1st Quarter                $  1.00                  $  0.75
              2nd Quarter                   0.9375                   0.6875
              3rd Quarter                   0.875                    0.625
              4th Quarter                   1.25                     0.75

                 1999

              1st Quarter                   2.625                    1.00
              2nd Quarter                   9.50                     2.1875
              3rd Quarter                   5.00                     2.50
              4th Quarter                   6.00                     3.50

                 2000

              1st Quarter                   5.00                     2.75
              2nd Quarter                   3.0625                   1.75
              3rd Quarter                   2.1875                   1.1875

               4TH Quarter                  1.9375                   0.9375



         For a recent closing sale price of our common stock, please see the cover page of this prospectus.


         As of January 31, 2001 we had 235 holders of record of our common stock which includes brokerage firms and/or clearing houses holding our shares for their clientele. Although each of these brokerage houses and/or clearing houses hold the shares for a number of their clients, each such firm is considered as only one holder.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of units being offered by this prospectus are estimated to be $2,000,000 after deducting the underwriting discounts and estimated offering expenses. The following table sets forth the principal categories of expense for which the offering proceeds are to be used, based on our current budget.


                                                                             Approximate Percent
Allocation of Net Proceeds                  Approximate Dollar Amount          of Net Proceeds
--------------------------                  -------------------------          ---------------
Sales and marketing(1)                              $ 500,000                      25.0

Product development and enhancement of                500,000                      25.0
the services offered(2)

Information technology                                300,000                      15.0

General corporate purposes including
working capital(3)                                    700,000                      35.0
                                                      -------                      ----

Total                                              $2,000,000                      100.0
                                                   ==========                      =====



-------------------
1. Sales and marketing includes hiring additional sales personnel, electronic, print media and direct mail advertising as well as marketing efforts directed at advertisers, employers and recruiters, and prospective distributors and co-branding clients.


2. Product development and enhancement includes developing ancillary products, expanding site capability, creating more services for users, and making sites more attractive.

3. The remaining net proceeds will be used for general corporate purposes, including working capital and capital expenditures. The amounts we actually expend for general corporate purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors."

         We expect that our actual allocation of proceeds will vary, possibly substantially, from our current budget as a result of unforeseen developments. Possible material events that could cause a change in the allocation of proceeds include:

         o   increased marketing expenses,
         o   increased information technology costs and
         o   longer product development times.


         Our management will retain broad discretion in the allocation of the net proceeds of this offering. A portion of the net proceeds may also be used for seeking agreements with companies that we believe can help us in establishing and maintaining our business by, among other things, providing us with the right to use and market advanced technology or products, or to acquire or invest in complementary businesses, technologies or product lines. We have no current agreements or commitments and we are not currently engaged in any negotiations with respect to any acquisitions.

         We believe that the net proceeds from the sale of the units and cash generated by our operations will suffice to satisfy our contemplated cash requirements through December 31, 2001. We may seek additional funding at some point in 2001. In the event that we do require additional financing, we cannot assure that this financing will be available to us on acceptable terms, if at all. In this regard, see the risk factor entitled "We may require additional funding in the event our revenues do not meet our projections, our expenses are greater than we anticipate, or to finance the further development of our business. Our inability to obtain additional financing, if required, would have an adverse effect on our business."


         We plan to invest the proceeds that we do not immediately use mostly in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

                                 Dividend Policy

         We intend to retain future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future.

                                Private Financing


          In June and August 2000, we completed the sale of 48 debenture and warrant units at a price of $50,000 per unit, or an aggregate amount of $2.4 million, in a private financing transaction. We relied on the exemption from the registration provisions of the Securities Act provided by Section 4 (2) thereof and Rule 506 promulgated thereunder to effect this transaction. We sold 39.5 units on June, 28, 200 and 8.5 units on August 8, 2000.


         Each private financing unit consisted of securities substantially similar to the units offered in this prospectus, except that each private financing unit included:


         o $50,000 principal amount of convertible debenture due on March 31, 2010 bearing annual interest of 12% payable on January 1, April 1, July 1 and October 1 of each year;
         o   class A warrants to purchase 12,500 shares of our common stock; and
         o   class B warrants to purchase 12,500 shares of our common stock.

We granted the holders of these private financing units the right to register their units for public sale. To this end, on the date of this prospectus, we will retire the private units in exchange for the issuance to holders of private units 50 units identical to those offered hereby for each private unit. These units have been registered for public sale pursuant to this registration statement and are being sold by selling securityholders pursuant to another prospectus.

         Dirks & Company, Inc. acted as the placement agent in the private financing. We paid Dirks a fee of $240,000, which was equal to 10% of the aggregate purchase price of the units sold, and a non-accountable expense allowance of $72,000, which was equal to 3% of the aggregate purchase price of the units sold. We also granted Dirks, for $10.00, a warrant, exercisable over a five year period which commenced on the closing date of the private financing, to purchase 5 private financing units, which equaled approximately 10% of the number of units sold in the private financing, at a price equal to 120% of the per unit offering price or $60,000 per unitg. The units underlying the securities acquired by Dirks as placement agent have been registered pursuant to this registration statement for public sale pursuant to another prospectus.

         Barry W. Blank purchased six private financing units in June 2000. Mr. Blank was employed by Dirks as a registered representative at the time of the private financing and he participated in the sale of the private financing units. Currently he is employed by the underwriter and will participate in the sale of the units in this offering. Dirks has granted Mr. Blank the right to 70% or 3.5 of the units underlying the placement agent warrant.

                                 Capitalization

         The following table sets forth our capitalization as of September 30, 2000:

         o   on an actual basis;


         o   on an as-adjusted basis to give effect to;


         o the sale of the 2,875 units offered by us in this prospectus assuming a public offering price of $1,000.00 per unit and the exercise of the underwriter's over-allotment option; and

         o payment by us of the underwriting discounts and estimated offering expenses.

                                                                     Actual          As Adjusted
                                                                     ------          -----------
Debentures payable, net of unamortized discount of $643,972
   and $1,403,272                                                 $  1,756,028      $  3,871,728
                                                                  ------------      ------------
Excess of liabilities over assets of discontinued operations         3,361,269         3,361,269
                                                                  ------------      ------------
Stockholders' equity:
    Common stock - authorized 20,000,000 shares,
      par value $.10; issued 6,749,600 shares                          674,960           674,960
    Preferred stock - authorized 1,000,000 shares,
      par value $.10; none issued
    Paid-in surplus                                                 16,096,808        16,856,108
    Deficit                                                        (14,896,533)      (14,896,533)
                                                                  ------------      ------------
                                                                     1,875,235         2,634,535
    Less treasury stock, at cost -
      1,305,594 shares                                              (3,028,396)       (3,028,396)
                                                                  ------------      ------------
      Total stockholders' equity                                    (1,153,161)         (393,861)
                                                                  -------------     -------------
        Total capitalization                                      $  3,964,136      $  6,839,136
                                                                  ============      ============

                 Management Discussion And Analysis Of Financial
                       Condition And Results Of Operations

         In this section, we explain our financial condition and results of operations. As you read this section, you may find it helpful to refer to our Financial Statements at the end of this prospectus and the information contained in the section entitled "Summary Financial Data." This discussion contains forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

         In August 2000, we discontinued our merchant banking operations, which consisted of our real estate project with Carmike Cinemas, Inc., and our financial consulting operations. Accordingly, our remaining operations are solely from our e-recruiting segment. Our financial resources and our management's efforts are now focused entirely on this segment.


         E-recruiting activities are derived from the operations of the two divisions of our wholly-owned subsidiary, CareerEngine, Inc. These divisions, CareerEngine Network and CareerEngine Solutions, provide on- and off-line companies with products and services addressed to meeting on-line recruiting problems.


Results of Operations

         In this section, we discuss our earnings for the periods indicated and the factors affecting them that resulted in changes from one period to the other.

Nine Months Ended September 30, 2000
Compared with Nine Months Ended September 30, 1999

Revenues

         Total revenues increased to $2,296,448 for the nine months ended September 30, 2000 from $1,877,428 for the nine months ended September 30, 1999, due primarily to increases in E-recruiting service revenues and income on cash management activities.


         E-recruiting related services increased to $929,718 for the nine months ended September 30, 2000 from $16,031 for the nine months ended September 30, 1999, as our e-recruiting subsidiary, CareerEngine, Inc., commenced operations in the quarter ended September 30, 1999.


         Income on securities transactions, net decreased to $1,266,294 for the nine months ended September 30, 2000 from $1,332,960 for the nine months ended September 30, 1999. We believe that the principal reason for this decrease was the results of our cash management and investing activities. These activities include transactions involving futures, puts, calls, equities, municipal securities and other securities.

         Interest income decreased to $98,412 for the nine months ended September 30, 2000 from $300,187 for the nine months ended September 30, 1999, due to the reduced amount of funds available for investment.

         Other income decreased to $2,024 for the nine-months ended September 30, 2000 from $228,190 for the nine months ended September 30, 1999 primarily due to our collection of a reserved receivable relating to the sale of a former subsidiary.


Expenses

         Total expenses increased to $5,789,443 for the nine months ended September 30, 2000 from $2,228,529 for the nine months ended September 30, 1999, principally due to the increased compensation and selling costs associated with our e-recruiting operations.


         Compensation and related costs increased to $2,482,190 for the nine months ended September 30, 2000 from $1,007,069 for the nine months ended September 30, 1999. The increase is due principally to the approximately 26 additional employees hired by CareerEngine, Inc. in connection with our Internet-based e-recruiting activities. These employees were primarily related to our information technology and sales and marketing efforts. Compensation costs increased moderately in the last three months of 2000.

         Advertising expense increased to $1,357,774 for the nine months ended September 30, 2000 from $412,695 for the nine months ended September 30, 1999. This significant increase was due to CareerEngine, Inc.'s commencement, in late 1999, of a comprehensive communications program, which primarily included costs associated with print and Internet advertising, public relations, and direct and trade marketing.


         General and administrative expenses increased to $1,702,604 for the nine months ended September 30, 2000 from $808,765 for the nine months ended September 30, 1999, due primarily to the increased operations of CareerEngine, Inc.


         The $246,875 non-recurring interest expense for the nine months ended September 30, 2000 represents the charge required to recognize the beneficial conversion feature related to the issuance of debentures payable and the related warrants in June 2000.


Operating Loss

         On a pre-tax basis, we had a loss of $3,492,995 for the nine months ended September 30, 2000 from continuing operations, compared with a loss of $351,021 from continuing operations due to the expenses associated with CareerEngine, Inc. In the nine months ended September 30, 2000, we had a tax expense of $15,340 compared to a tax expense of $12,123 for the nine months ended September, 30 2000. For Federal income tax purposes, as of December 31, 1999, we had net operating loss carryforwards of about $17,311,000 available to reduce future taxable income. These carryforwards expire in the years 2005 through 2019.


         Our net loss for the nine months ended September 30, 2000 from continuing operations was $3,508,335 compared with a net loss of $363,264 from continuing operations for the nine months ended September 30, 1999. For the nine months ended September 30, 2000, loss per share from continuing operations (basic and diluted) was $.65 per share. For the nine months ended September 30, 1999, net loss per share from continuing operations (basic and diluted) was $.06 per share.

         Our net loss for the nine months ended September 30, 2000 from discontinued operations was $730,318 compared with a net loss of $1,226,550 from discontinued operations for the nine months ended September 30, 1999. For the nine months ended September 30, 2000 loss per share from discontinued operations (basic and diluted) was $.13 per share. For the nine months ended September 30, 1999, net loss per share from discontinued operations (basic and diluted) was $.23 per share.

         Our net loss for the nine months ended September 30, 2000 was $4,238,653, compared with a net loss of $1,589,814 for the nine months ended September 30, 1999. For the nine months ended September 30, 2000, loss per share (basic and diluted) was $.78 per share. For the nine months ended September 30, 1999, net loss per share from (basic and diluted) was $.29 per share.


Year Ended December 31, 1999
Compared to Year Ended December 31, 1998

Revenues

         Total revenues from continuing operations decreased to $1,471,421 in 1999 from $1,944,408 for 1998.

         E-recruiting related services increased to $30,980 in 1999 from nil in 1998 as the operations of our subsidiary, CareerEngine, Inc., commenced.

         Income on securities transactions, net decreased to $836,549 for 1999 from $1,526,873 for 1998. This revenue category includes the net profit from our cash management and our investing in futures, puts, calls, municipals and other securities.

         Interest income decreased to $374,522 in 1999 from $417,535 in 1998 due to the reduced amount of funds available for investment.

         Other income increased to $229,370 for 1999 from $22,101 in 1998 due to our collection of a reserved receivable relating to the sale of a former subsidiary.

Expenses

         Total expenses from continuing operations increased to $4,424,308 for 1999 from $2,267,067 in 1998.

         Compensation and related costs increased to $1,725,074 for 1999 from $1,223,597 for 1998. The increase is due principally to the additional employees hired by CareerEngine, Inc. in connection with its Internet-based job search services venture.

         Advertising expense increased to $1,235,778 for 1999 from $77,515 for 1998 as CareerEngine, Inc. commenced its comprehensive communications program in 1999.

         General and  administrative  expenses  increased to $1,336,215 for 1999
from  $567,378  for  1998  due   primarily  to  the   increased   operations  of
CareerEngine, Inc.

         Interest expense decreased to $127,241 for 1999 from $398,577 for 1998 primarily because we computed interest due on our outstanding tax assessment based on one year in 1999 and several years in 1998.

Operating Loss

         On a pre-tax basis, we had a loss of $2,952,887 for the year ended December 31, 1999 from continuing operations compared with a loss of $322,659 from continuing operations due to the expenses associated with CareerEngine, Inc. For Federal income tax purposes, as of December 31, 1999, we had net operating loss carryforwards of about $17,311,000 available to reduce future taxable income. These carryforwards expire in the years 2005 through 2019.


         Our net loss for the year ended December 31, 1999 from continuing operations was $2,962,985 compared with a net loss of $214,182 from continuing operations for the year ended December 31, 1998. For the year ended December 31, 1999, loss per share from continuing operations, basic and diluted, was $.55 per share. For the year ended December 31, 1998, net loss per share from continuing operations, basic and diluted, was $.03 per share.

         Our net loss for the year ended December 31, 1999 from discontinued operations was $1,089,409 compared with a net loss of $410,227 from discontinued operations for the year ended December 31, 1998. For the year ended December 31, 1999, loss per share from discontinued operations, basic and diluted, was $.20 per share. For the year ended December 31, 1998, net loss per share from discontinued operations, basic and diluted, was $.08 per share.


         Our net loss for the year ended December 31, 1999 was $4,052,394, compared with a net loss of $624,409 for the year ended December 31, 1998. For the year ended December 31, 1999, loss per share, basic and diluted, was $.75 per share. For the year ended December 31, 1998, net loss per share, basic and diluted, was $.11 per share.


New Accounting Standard

         In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which is required to be adopted in years beginning after June 15, 2000. We are required to adopt the new Statement effective January 1, 2001. The Statement will require us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. We do not anticipate that the adoption of the new Statement will have a significant effect on the financial statements.


Liquidity and Capital Resources


         We operated at a negative monthly cash flow rate of approximately $800,000 and $500,000 for the months of November and December 2000, respectively. We initiated a cost reduction strategy consisting primarily of a 27% staff reduction since December 14, 2000, and an approximately 30% reduction in our advertising expenditures commencing January 1, 2001 and operated at a monthly negative cash flow rate of approximately $300,000 in January 2001. We expect to operate at a negative cash flow rate of approximately $200,000 in February 2001 and be cash flow neutral by the third quarter of 2001.

         We estimate that we need to generate monthly cash receipts from all revenue sources in an amount aggregating about $350,000 to equal our projected cash disbursements relating to our operating expenses and capital expenditures.

         Historically, we have sustained our operations primarily from the use of our own financial resources, the net proceeds generated from our cash management activities, and from the proceeds of the private financing of units. However, if the actual costs of our business are higher than projected or our contemplated future revenues fall below our current expectations, we may require additional financing. We anticipate, but cannot assure, that this additional financing will come primarily from the exercise of the warrants from the private financing and this offering. However, we cannot assure that the price of our common stock will ever attain sufficient levels to induce the exercise of the warrants.

         In the event that the warrants are not exercised within the time period needed, we will be forced to seek alternate sources of financing, most likely from one or more additional public or private equity or debt offerings. We currently have no commitments for any of such additional funding. We may not be able to raise needed cash on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans to the extent of available funding, which would have an adverse effect on the successful implementation of our planned business development.


         The transaction relating to our six movie theaters and Carmike Cinema, Inc., a discontinued operation, is and always has been cash flow neutral (rent is equal to interest expense, principal amortization and other related expenses that are our responsibility). Carmike's filing of a petition under Chapter 11 of the United States Bankruptcy Code has not changed this financial relationship as our exposure related to this real estate project is and always has been limited solely to our interest in the theaters.

         We do not have any material commitments for capital expenditures as of September 30, 2000.

                                    Business


CareerEngine Network was incorporated on April 27, 1971 under the name of Benoit and Skrym, Inc. We changed our name to

         o   Matthews & Wright Group, Inc. on July 7, 1987,
         o   Helmstar Group, Inc. on December 2, 1991, and
         o   CareerEngine Network, Inc. on March 27, 2000

We offer a range of online career services and products to employers, recruiters and job seekers through our wholly-owned subsidiary, CareerEngine, Inc. We operate our network of occupation specific career portal sites on which employers and recruiters may post job offerings and utilize our other recruitment services. In addition, we offer Application Services Provider or ASP services to those customers who seek to have us construct, maintain and host career centers on their own websites. We also actively manage our excess cash and during the last two years, we have generated revenues from these activities.


The Market Opportunity

Recruiting Market


         We believe there are several factors that may cause an increase in spending on recruiting efforts:

         Increased Labor Shortage. The demographic trends such as the aging of the Baby Boomers and decreasing birth rates, together with the continued growth in the U.S. economy, are combining to cause a tight labor market. According to a 1998 recruiting survey prepared by Interbiznet.com, over 60% of the recruiters surveyed experienced labor shortages. As a result, the recruiting process now focuses less on selecting qualified employees from a ready pool of candidates and more on managing a scarce resource. As of the date hereof, however, this change in focus has not materially affected our business.

         Increased Employee Turnover. Employees currently change jobs more often then they have in the past and even satisfied employees are increasingly investigating job opportunities. According to the U.S. Bureau of Labor Statistics, the average person entering the workforce today will work for between eight and ten different employers. In the 80's executives may have changed employers once or twice per career. Now the average employee stays at one company for about four years, down from the 10 years averaged during the 60's. This makes it more difficult for employers to retain qualified, experienced individuals and increases the number of hires that must occur each year in order to maintain or increase an employer's workforce.


         Increased Urgency To Reduce Time To Hire. Forrester Research, Inc. estimates that unemployment among "knowledgeable workers" is less than 1% relative to overall unemployment of 4.0%. Because of the shortage in highly skilled job seekers, qualified candidates must be hired quickly or they may be lost to competitors.

Online Recruiting Market

         With the acceptance of the Internet as an attractive medium for online recruiting, an increasing share of recruiting efforts is being conducted online. International Data Corporation estimates that the total number of individual Internet users worldwide will grow from about 69 million in 1997 to 320 million in 2002. As Internet usage becomes more widespread, companies from a broad range of industries are expected to conduct an increasing percentage of their recruiting over the Internet. We believe that online recruiting has the following advantages over the more traditional means of recruiting and job searching:

         o   it  is   interactive,   allowing   immediate  links  to  additional
             information;

         o it provides information about local and geographically dispersed job seekers and job opportunities;

         o it allows employers, recruiters and job seekers to conduct more focused searches;

         o it allows employers, recruiters and job seekers to research and gather information anonymously;

         o   it is more cost-effective;

         o it is accessible at any time by employers, recruiters and job seekers; and

         o   it reduces the time to conduct and close a successful job search.

Our Entry into the Online Recruiting Market

         The online recruitment business looked to us as a particularly attractive market opportunity and in 1998 we repositioned ourselves to enter this market. We did this in the first instance by developing a network of category specific career oriented websites which enabled employers to post job offerings addressed to candidates in specific career or destination areas and qualified individuals in these categories to post resumes for potential employers to review. Later we followed up the establishment of our network of career sites with the formation of our CareerEngine Solutions Division which was created to construct, maintain and host career service sites on an ASP basis to corporations and others seeking to add career centers to their websites.

Our CareerEngine Network Division

         The principal players in the online recruiting business are those that provide aggregate job postings on online job boards. Many of these sites, while widely known and with large followings, are broadly based. By covering all types of jobs in many industries, every employer and applicant who accesses these sites must search through broad menus of options. This approach diminishes the usefulness of these sites by requiring users to undertake inefficient and more lengthy search processes. Additionally, these sites typically do not allow job seekers to restrict access to their resumes. This feature is vital in a tight labor market as most job seekers are employed and do not want their current employer to know of their search for another job.


         When we entered this market in early 1999 we sought to overcome the problems inherent in broad-based job posting sites by concentrating on creating a network of industry and occupation specific career, or "vertical" websites that were skill- or diversity-based. Our business model is still relatively new within this highly fragmented recruiting industry. Today, after establishing 25 sites with specialized features that allow people with similar skills and career goals to learn about developments in their field and gain access to resources and training, we have become one of the leading proponent of this type of approach to online recruiting. The career websites other than co-branded websites currently in our network are:


         ------------------------------------ ----------------------------------
         ITClassifieds.com                    SalesClassifieds.com
         ------------------------------------ ----------------------------------

         MedCareers.com                       CollegeGradClassifieds.com

         ------------------------------------ ----------------------------------

         ------------------------------------ ----------------------------------
         RetailClassifieds.com                MgmtClassifieds.com
         ------------------------------------ ----------------------------------
         LawListings.com                      AdminClassifieds.com
         ------------------------------------ ----------------------------------

         EducationClassifieds.com             ClassifiedsforWomen.com

         ------------------------------------ ----------------------------------
         MarketingClassifieds.com             GovernmentClassifieds.com
         ------------------------------------ ----------------------------------
         MBAClassifieds.com                   ExecuClassifieds.com
         ------------------------------------ ----------------------------------
         ArchitectClassifieds.com             Advertising-PR.com
         ------------------------------------ ----------------------------------


         The following websites also on our network, represent co-branding clients. We pay approximately 50% of the revenues generated by these sites to our clients except for SmartMoney.CareerEngine.com to whom we pay a monthly fee but retain all of the revenue.

         -----------------------------------------------------------------------
         FinancialPositions.com               SmartMoney.CareerEngine.com

         -----------------------------------------------------------------------

         EngineeringClassifieds.com           CFOPositions.com

         -----------------------------------------------------------------------

         AccountingClassifieds.com            CrainsNYCareers.com

         -----------------------------------------------------------------------

         TBWCareers.com                       1NOLCareers.com

         -----------------------------------------------------------------------

         1NOLCareers.com                      JOCCareers.com

         -----------------------------------------------------------------------


         For the three month period from November 2000 through January 2001 the sites listed in the above tables posted a monthly average of approximately 12,000 unique job listings coming from a monthly average of to an average of approximately 550 employers. Our customers are not located in any specific geographical areas.


                  Contrasted to other online recruiting sites, CareerEngine's vertical sites allow employers to search targeted resume databases easily and to focus recruiting efforts on select communities of potential employees in specific fields. Similarly, potential employees are able to focus their searches on precise vocations. For both employer and candidate, vertical sites make it easier to locate, compare, evaluate, and consummate engagements, one with the other. Our online recruiting sites have the benefit of being confidential, vocation-specific, and free to job seekers.


                  A job posting by an employer consists of a full-page template in which the employer has the ability to present, in detail:

         o        its corporate profile;
         o        the job type being offered;
         o        job skills required;
         o        employment location;
         o        contract length (if applicable); and
         o        salary range.

                  We provide our corporate clients with fields to input this information but the clients determine the information to be posted. Accordingly, not all of the information listed above appears in all of the postings.


                  Each job posting includes an e-mail link directly to the employer's preferred e-mail address, as well as a fax number through which it will receive all resumes for that posting. Employers are encouraged to select as many of our career websites as applicable for the given position to help them target the right candidates and to increase the likelihood that job seekers will find more jobs that match their skills. Job postings remain active for a maximum of 60 days or until the position is filled.


                  Personalized professional consultants are available to job seekers through "career advisors" who are skilled in areas including resume development, salary negotiations and market trends. Job seekers can, among other services available to them, post their resumes, log employment criteria into a CareerEngine search engine site and automatically receive e-mail notification when a job matching those criteria is listed. Notices can be sent to the job seeker's wireless phone or pager. Our resume connections service gives companies the opportunity to mine our confidential resume base containing resumes of candidates who trust us to keep their credentials secure and are reluctant to post their resumes elsewhere. Recruiters and companies are now able to enter criteria for the candidates they seek and automatically receive e-mail alerts when a job seeker meeting those criteria posts a resume. They, too, can be sent a wireless notification. We do not charge job seekers but only potential employers for the services described in this paragraph.

                  Our sites automate much of the recruiting process while providing more information and personal interaction, through e-mail and our message board, between job seekers and employers than do most other e-recruiting sites

                  Of the 25 sites offered by us, our most highly developed sites are SalesClassifieds.com, ITClassifieds.com, CFO positions, AccountingClassifieds.com, and FinancialPostions.com. We have focused our initial efforts on these sites, and are expanding our platform to ensure its attractiveness to firms seeking specific audiences in these categories. We are actively seeking co-branding clients for the following other sites: AdminClassifieds.com, Advertising-PR.com,
         ArchitectClassifieds.com,                      ClassifiedsforWomen.com,
         CollegeGradClassifieds.com,  EducationClassifieds.com, LawListings.com,
         MarketingClassifieds.com, MBAClassifieds.com, and MgmtClassifieds.com. We expect to use a portion of the moneys raised in this offering to further enhance these sites and to actively seek appropriate clients for the underutilized other sites in our network. In addition, we expect to further expand our network to cover additional sites that address new job functions, industry, and geographic areas. With the continuing expansion of employer and employee traffic to our site, CareerEngine anticipates becoming one of the Internet's most robust players in online recruiting.

         Our Distributors

                  As of January 31, 2001, the number of aggregate postings on our network sites were 53,400. This number includes duplicate postings which occur when certain job postings appropriately are posted to more than one website in our network. While many of these postings are placed by corporations and recruiters, approximately 85% of these postings are placed through more than 40 of our distributors consisting of major online and offline recruitment advertising firms and major recruitment and placement agencies that aggregate and republish job listings either on- or offline. In contracting with us they seek to expand the reach of their clients' listings by posting them on one or more of our career specific sites. In lieu of our assembling a large in-house sales force, we pay these distributors sales commissions on job postings ranging from 25% to 50% of the job posting sales price. Each of these distributors has its own sales force. Our distribution agreements do not have any exclusivity provisions. The term of these agreements generally extends for two years, with one-year renewals unless terminated by either party. We have formed distribution alliances with RecruitUSA Inc.,; and over 30 recruitment advertising firms. Other distributors include online recruiters CareerBuilders, Inc. and Vault.Com and offline recruiters Shaker Advertising, TMP Worldwide and Bernard Hodes.

         Our Co-Branding Clients

                  Central to our plan for increasing the business and our resume database is the forming of co-branded alliances with other companies having career-based and special interest destination sites. These agreements generally provide, among other things, we will be the sole career site provider for the co-brand client during the term of the agreement which is for two years with one year renewals unless one party terminates. We have entered into co-branding agreements with CrainsNY, the Journal of Commerce, an EconomistPublication, a website serving the engineering professional community, and with SmartMoney.com, a popular website offering personal financial news, tools and investment advice. We bear all the up front costs in building or modifying these sites to reflect the look and feel of our co-branding clients and when the sites are operational we share in all revenues generated by the sites.

                  We also entered into an agreement with Vulcan Ventures' Click2learn, creating a co-branded e-learning portal. Through this portal, we receive a commission on sales to companies and individual professionals of training materials including books, videos, online and certification courses. The amount of the commission ranges from 5% to 70% depending on the products and the amount sold. As of the date hereof, this agreement has not generated any significant revenue for us.


         Revenues

                  Our revenues from our network career sites are derived from the following sources:


                  Job Posting Fees. These are fees for position ads on one or more of our vertical career sites. These fees are charged to potential employers and not to job seekers. We offer our posting clients the opportunity to post on our websites in single units, in units of 10, 25 and 100 and for unlimited amounts for annual and semi-annual periods. We charge the same fees for posting by our distributors before deducting a negotiated commission due them.


                  Co-branding Fees. We share in all revenues generated by our co-branded websites.

                  Fees From Advertisements On Our Websites. Additional revenues are generated by banner and button advertising by our recruiting clients on our websites.


                  Sponsorships and Market Research. Commencing sometime in the second half of 2001, we expect to be able to derive a separate revenue stream for including names and URL's of companies in recruiting directories and from writing advertorials featuring our clients and from providing market research and reporting services. An advertorial is an advertisement which also contains an article created by the prospective employer or product offeror which contains information about the company and/or its products. We do not currently provide these services.


         Our CareerEngine Solutions Division


                  Building on the experience, technology and knowledge gleaned from the successful implementation of our network career sites, in March 2000 we began offering corporations and others the opportunity to have us construct, maintain and host on an ASP basis career centers on their websites. With this service, we can enhance the content of an online site by adding a career center that will provide relevant career information to visitors and additional revenue to the owners of the website from advertising, banners and job postings. For offline companies looking to boost their employment recruitment effort we can construct a career site that instantly introduces online job seekers to these offline firms. In both cases, with the Standard model described below, we provide a career site to meet their needs which requires minimal customization. We believe that we are able to do this more effectively, quickly and at considerably less cost then would be the case if they built and maintained their own online career centers.

         We also have consultants on staff that work with ASP clients in planning and developing their career sites and in optimizing their use. They will recommend the most appropriate of our models to meet their needs and suitable "plug-ins" that incorporate the latest technology - such as job search agents and confidential resume hosting. In addition to building, hosting and maintaining career sites, we also offer training

                  We offer our services in the Standard and Enterprise models, which vary in price and scope based on the clients' needs and desired level of sophistication. The costs for such services consist of an initial set up fee varying in amount from $2,500 to $50,000 and monthly maintenance charges varying from $1,000 to $6,000 respectively.

                  Standard service, which requires almost no customization, includes the following features among others:


         o proprietary search technology that helps job seekers better match their qualifications to career opportunities with keyword-specific searches;

         o   resume posting and searching services;

         o   daily backups of both job postings and resume data;

         o   tell-a-friend referral service to increase site traffic;

         o performance tracing service that provides site activity reports and statistics;

         o world-class traffic management capabilities that ensure adequate site bandwidth;

         o periodic software upgrades to provide access to emerging job search technologies; and

         o   features that keep the site secure and visitors' data confidential.


         The more advanced Enterprise Services, which are customized to meet the specific needs of the customer, will include the additional features:


         o additional enhancements that give the website a more customized look and feel and enhanced functionality;

         o   sophisticated technology for more extensive search functions;

         o search agent capabilities that notify visitors and clients when a job or person meeting a prescribed criteria is found;

         o   site searches powered by high-speed Verity(TM)search technology;

         o   customized reports; and

         o ongoing seminars and training to help you maximize the value of your site.


                  We also offer all ASP clients if their career sites have a sufficiently large following, the option of joining our CareerEngine Network by posting our distributors on their sites and benefiting from their sales and revenue.

                  In addition to the regular features, each of our model plans offer the following optional plug-ins for additional charges:

         o        Site Advisor section;

         o        Job Search Agent;

         o        Message Board;

         o        Universal registration for site and Career section;

         o        Resume faxing service;

         o        Personalization;

         o        Content package featuring news and feature articles;

         o        Credit Card processing for advertising sales;

         o        Reporting for advertisers;

         o        Resume Search Agent for recruiters;

         o        One click posting of jobs to multiple sites; and

         o        Featured Employer advertising programs.


         All of the foregoing are our proprietary plug-ins except for the faxing service and the wireless service noted below. We do not have any agreements with third-parties with respect to recommending plug-ins to our customers.

         Pursuant to our standard ASP agreement, we develop a career service website for the client and provide the client with related ASP services. The agreements generally run for a two-year period and automatically renews fro sucessive one-year periods, unless terminated by either party on at least 60 days' written notice before the expiration of the agreement or any renewal period. We receive an initial set up fee and a monthly hosting and maintenance fee. These fees are calculated based upon which of the standard and additional features described above the client selects. The agreements are terminable by either party upon not less than 30 days' written notice to the defaulting party of

            o a material breach under the agreement by the defaulting party, which breach is not cured with in 30 days after the notice of default;
            o the defaulting party's bankruptcy, receivership or any similar event under laws for the protection of creditors; or

            o     the defaulting party's liquidation or dissolution.

         The agreements also contain a cross indemnification provision and a provision that confirms our ownership rights to our intellectual property and the client's ownership rights to its intellectual property.


         Recent Initiatives

                  During the last six months we have announced the following initiatives:

         o Offered a wireless job search service, which alerts job seekers via wireless technology about job opportunities that match their specifications. The Wireless Job Search Agent alerts candidates to the most current job listings through their cellular phones. The service speeds the career search process, enabling users to leverage the instant notification of wireless technology.
         o Created a career search section for CFO.com, the online division of CFO Magazine.
         o Created a career search section for SmartMoney.com, the online division of SmartMoney Magazine.
         o Created a career search section for JoC.com, the online version of The Journal of Commerce, an Economist Group publication.

         o Enhanced our Job Search Agent to include an 'Auto-Apply' functionality. Auto-Apply allows a registered user to have their resume automatically submitted as new job postings become active on our sites.


         Our Competition


                  The market for online recruiting services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new websites and add content at relatively low costs within relatively short time periods. We expect competition to persist and intensify and the number of competitors to increase significantly in the future. We compete against large online recruiting services that operate "generalist sites" that offer single database job boards, such as Monster.com, HotJobs.com, CareerBuilder.com, HeadHunter.net, as well as corporate Internet sites, and not-for-profit websites operated by individuals, educational institutions and governmental agencies. We also compete against some companies, including CareerBuilder, that offer one or more specific career sites oriented toward the community served by one or more of our vertical career sites, and with an increasing number of companies offering ASP services that construct, host and maintain career centers for individual corporations, professional associations and other organizations. In addition to this online competition, we compete against a variety of companies that provide similar content through one or more media, such as classified advertising, radio and television. Many of our current and potential competitors, including those mentioned above, have significantly greater financial, technical and marketing resources, longer operating histories, better name recognition and more experience than we do. Many of our competitors also have established relationships with employers, recruiters and other job posters.


         Intellectual Property


                  Our success and ability to compete depends significantly on our internally developed proprietary technology and on our brand names and marks. We rely upon trademark and other intellectual property laws, and on confidentiality and non-disclosure agreements with our employees and third parties to establish and protect our proprietary rights. We have applied for a federal registered trademark for "CareerEngine." We cannot assure you that our trademark application will be approved or granted or, if granted, that will not be successfully challenged by others or invalidated through administrative process or litigation. If our registration of CareerEngine is not approved or granted due to the prior issuance of trademarks to third parties or for other reasons, we cannot assure you that we will be able to enter into arrangements on commercially reasonable terms to allow us to continue to use that trademark. We do not have and have not sought any patent protection on our proprietary technology.

                  We cannot assure you that our confidentiality and non-disclosure agreements will provide adequate protection for our proprietary rights if there is any unauthorized use or disclosure of our proprietary information or if our employees, consultants, advisors or others fail to maintain the confidentiality of our proprietary information. We also cannot assure you that our proprietary information will not otherwise become known, or be independently developed, by competitors. See "Risk Factors - We may not be able to protect and enforce our intellectual property rights, which could result in the loss of our rights, loss of business or increased costs."


         Employees

                  As of January 31, 2000, we had 36 full-time employees, including six in sales, two in marketing, two in business development, nine in administration, three in operations and 14 in information technology. We are not subject to any collective bargaining agreements and we believe that our relations with our employees are good.

         Facilities

                  We currently lease approximately 7,000 square feet of office space at 2 World Trade Center, Suite 2112, New York, New York for our executive offices. The lease on this space is due to expire on February 28, 2006. The minimal annual base rents payable for the period of March 1, 2000 through February 28, 2006 are as follows:

                        For Years               Annual Rent Per Year
-------------------------------------------------------------------------------
                     2000 through 2004               $139,100
                       2005 and 2006                 $162,200


Our Discontinued Operations


         During the past five years we concentrated in providing merchant and investment banking services, primarily related to real estate projects, and financial consulting services. In August 2000 we discontinued these business segments to concentrate our efforts on our online recruiting business. Please see Note 4 to our unaudited financial statements for the nine-month period ended September 30, 2000 for information related to our discontinued operations.

         On August 16, 2000, our Board of Directors decided to discontinue our merchant banking operations, which consisted of our real estate project with Carmike Cinemas, Inc., and our financial consulting operations.

         In 1997, Movieplex Realty Leasing, L.L.C., one of our subsidiaries, entered into an agreement with a major film exhibitor, Carmike Cinemas, Inc., to develop and lease an unspecified number of multiplex movie theaters at a cost not to exceed approximately $75,000,000, plus an amount equal to any proceeds received by Movieplex from the investment of related funding prior to the expending of development costs (the "Project Funding"). Under the terms of the agreement, Carmike was responsible for construction costs in excess of the Project Funding. The primary components of the Project Funding were (i) $72,750,000 from Movieplex's issuance of bonds and (ii) $2,272,500 from an equity investment by Movieplex. The Bonds payable were secured by irrevocable letters of credit issued by a group of banks which, in turn, were collateralized solely by the related land and theaters on the land. In connection therewith we entered into a Reimbursement Agreement with Wachovia, N.A. as agent for the banks, under which we were obligated to remit all rent received under the lease to Wachovia to reimburse the banks for the Bond payments made by draws on their letters of credit. The 3% equity investment by the lessor amounted to $2,272,500 of which $2,250,000 and $22,500 was contributed by the lessor's Preferred and Common Memberships (or shareholdings), respectively. A third party owns 100% of the Preferred Membership and two of our subsidiaries own 100% of the Common
Membership of the lessor. The Common and Preferred Membership interests are entitled to a cash return based on a formula specified within the lease.

         Pursuant to one of the related agreements, Carmike acted as the development agent for Movieplex over a development period from November 20, 1997 through November 19, 1999. During this period, eight theaters (each theater consisting of an acquired parcel of land and the improvements constructed thereon) were developed at a cost substantially in excess of the Project
Funding. These excess costs were funded by Carmike. In order to restore the original intent of developing multiple theaters at an amount not to exceed the Project Funding, on April 11, 2000, Movieplex transferred title to two theaters to Carmike. The costs relating to the remaining six properties, after reallocating those costs incurred by Movieplex pertaining to the two transferred theaters, does not exceed the cost incurred to develop such remaining theaters. The allocated costs for each of the six theaters does not exceed their value as determined by an outside appraiser. In connection with the transfer of the two theaters, the related lease was amended to (i) increase the purchase option price to Carmike at the expiration of the initial lease term from 100% to 110% of a pre-determined future value, (ii) effectively increase the rent payable during the initial renewal option term of the lease by 10%, and (iii) increase the current return on Movieplex's common members' equity investment. These amendments, in the aggregate, increased our anticipated financial return on this transaction. We were also compensated for consulting services provided with regard to this matter.

         Commencing November 20, 1999, Carmike leased each of the six theaters under the terms of a triple net, credit type lease with Movieplex, as lessor. Monthly rental payments received by the lessor primarily fluctuate with the debt service payments on the related bonds and the cash return due to the Common and Preferred Members of Movieplex. The lease requires that Carmike, in addition to paying a stipulated monthly rental to the lessor (i) pay all utilities, insurance, and local real estate, corporate and franchise taxes; (ii) reimburse the lessor for substantially all of its necessary and reasonable expenses incurred in fulfilling its role as lessor; and (iii) assume full operating, maintenance and environmental responsibilities for the preservation and, if necessary, restoration of the land and related improvements thereon. At the end of the initial lease term in 2015, Carmike has the option to extend the lease, relating to not less than all the theaters, for an additional term of ten years and, thereafter, for an additional term of five years at rental rates provided in the lease. Alternatively, at the end of the initial lease term, Carmike has the option to purchase, not less than all the theaters, at an amount based on a predetermined future value.

         On August 8, 2000, Carmike filed a petition under Chapter 11 of the United States Bankruptcy Code. As a result of that filing and Carmike's subsequent failure to pay rent to date under the lease, we failed to make required payments to Wachovia under the Reimbursement Agreement. Accordingly, on August 15, 2000, Wachovia declared a default under the Reimbursement Agreement and accelerated all amounts due by us thereunder. Wachovia also directed the Trustee under the related indenture to redeem the Bonds. On August 15, 2000 the bonds were paid entirely through draws on the related letters of credit. Accordingly, amounts previously payable on the Bonds became payable to the banks immediately under the Reimbursement Agreement. We anticipate that title to the six theaters will be transferred to the banks in payment of the non-recourse debt under the Reimbursement Agreement. At such time, we will recognize a gain to the extent of the excess of the liabilities over the carrying value of the assets related to the real estate leased to Carmike.

         The transaction relating to our six movie theaters and Carmike Cinema, Inc., is and always has been cash flow neutral (rent is equal to interest expense, principal amortization and other related expenses that are our responsibility). Carmike's filing of a petition under Chapter 11 of the United States Bankruptcy Code has not changed this financial relationship as our exposure related to this real estate project is and always has been limited solely to our interest in the theaters.


Legal Proceedings


         In November 2000 one of our subsidiaries, Matthews & Wright Inc., was served with a summons and complaint in connection with an action commenced in October 2000, by the Housing Authority of the County of Riverside, California against multiple defendants. This action was filed in the Superior Court of California County of Riverside and is currently pending. The name of the action is Housing Authority of the County of Riverside, a California State Agency, Plaintiff, v. Ironwood Apartments, Ltd., a California limited partnership, et al, Case No. 349877.

         The plaintiffs issued certain bonds, the interest on which was to be treated as tax-exempt. The Internal Revenue Service later determined that the interest on these bonds was not tax-exempt. The plaintiffs alleged in connection with the issuance and underwriting of the bonds, that various defendants including our subsidiary, negligently and fraudulently misrepresented to the plaintiffs that the interest on the bonds would be tax-exempt. The plaintiffs are seeking damages as a result of such misrepresentation in the amount of $1,100,000, which damages the plaintiffs have requested be trebled as permitted by statute. The plaintiffs are also seeking punitive damages in an unspecified amount. Our subsidiary plans to vigorously defend against the action.

                                   Management

Executive Officers and Directors


         Directors serve for a term of three years or until their successors are elected and qualified. We have different classes of directors with the term of each class ending at different times. See the table for the date that each director's term ends.

         Our executive officers and directors and their respective ages and expiration of their terms are as follows:


                                                                                               Directors
                                                                                       ---------------------------
                 Name                      Age                 Position                   Since      Term Expires


George W. Benoit (1)(2)(4)                 64     Chairman of the Board, President         1971          2001
                                                  and Chief Executive Officer

Anthony S. Conigliaro                      50     Vice President and Chief Financial       N/A           N/A
                                                  Officer, Treasurer and Secretary
Thomas J. Ferrara                          30     Director, President and Chief            2000          2001
                                                  Executive Officer, CareerEngine,
                                                  Inc.
Sarah Choi                                 29     Chief Operating Officer,                 N/A           N/A
                                                  CareerEngine, Inc.

John S. Diefendorf                         30     Chief Information Officer,               N/A           N/A
                                                  CareerEngine, Inc.


Kevin J. Benoit (1)(2)(5)                  38     Director                                 1999          2003
Charles W. Currie(2)(3)(4)(5)(6)           58     Director                                 1986          2003
Joseph G. Anastasi (3)(5)(6)               64     Director                                 1986          2002
David W. Dube (3)(4)(5)(6)                 45     Director                                 1996          2001
James J. Murtha (3)(5)(6)                  52     Director                                 1986          2002
Edward A. Martino                          51     Director                                 2000          2001


----------------------
(1)      George W. Benoit is the father of Kevin J. Benoit.
(2)      Serves on the Executive Committee.
(3)      Serves on the Audit Committee.
(4)      Serves on the Compensation Committee.
(5)      Serves on the Nominating Committee.
(6)      Serves on the Incentive Compensation Committee.

         GEORGE W. BENOIT has been the President, Chief Executive Officer and a director of CareerEngine Network, Inc. since 1971. In addition, Mr. Benoit has been Chairman of the Board since 1972.


         ANTHONY S. CONIGLIARO has been the Vice President and Chief Financial Officer of CareerEngine Network, Inc. since March 1999. From 1996 to 1999, Mr. Conigliaro was Executive Vice President and Chief Financial/Operating Officer of InterJet Online Services, Inc., New York, a company that developed an aviation "portal" website. From 1991 through 1996, he was Senior Vice President and Chief Financial Officer of Akin Bay Company LLC, an investment banking concern in New

York. Prior to 1991 he was Vice President and Chief Operating Officer of Realty and Equipment Corporation, New York, a private investment firm primarily specializing in commercial real estate portfolio. Mr. Conigliaro, a certified public accountant, began his career with Coopers & Lybrand, New York.

         THOMAS J. FERRARA has been employed by our subsidiary, CareerEngine, Inc. since June 1998. He has been a director of CareerEngine Network, Inc. since October 2000. Mr. Ferrara is a founder of our online recruiting business. He is the President and Chief Executive Officer of our subsidiary, CareerEngine, Inc. As the President and Chief Executive Officer he is responsible for business development, seeking relationships with companies that can help us establish and maintain our business and the overall growth of the subsidiary. From January 1996 to June 1998, Mr. Ferrara served as Executive Vice President of Remote Lojix, New York, an information technology company. From September 1993 to January 1996, he was employed in various executive capacities at Computer Maintenance, Inc., a computer integration and consulting organization.

         SARAH CHOI joined our subsidiary, CareerEngine, Inc. in October 2000 after serving , since October 1995, as co-founder of and Senior Vice President of Operations at Remote Lojix, a national information technology company. Ms. Choi brings to CareerEngine her experience in establishing corporate infrastructure, project management and acquisitions. She is responsible for overall operations of the organization, which includes Project Management and Administration.

         JOHN S. DIEFENDORF joined our subsidiary, CareerEngine, Inc. in June 2000 after serving as Director of Information Technology at John Hancock Financial Services in Boston from June 1998 through June 2000. He brings to CareerEngine extensive senior-level technology experience in software development, training and management for Fortune 100 firms. From May 1997 through June 1998 he was employed as Director of Engineering at Systron Consulting Group, Inc, New York, where he supervised technology development for leading corporations including Merrill Lynch, Citibank, Chase Manhattan Bank and KPMG. From January 1994 through February 1997. Mr. Diefendorf worked as a systems analyst at Microsoft Corporation in New York..

         KEVIN J. BENOIT has been a director of CareerEngine Network, Inc. since August 1999. Since 1995, Mr. Benoit has been the sole principal of Stratford Capital Management, Inc., an investment management firm, and Vice President of Randolph, Hudson & Co., Inc., a subsidiary of ours responsible for cash management. Mr. Benoit is a registered C.T.A. and C.P.O. and specializes in arbitrage and hedging strategies. His business experience includes employment with Prudential Securities, Inc. (1987- 1995) as Vice President of Arbitrage and Hedging in their Municipal bond Department, and Bear Stearns, Inc. (1984-1987) where he served in a similar capacity. Mr. Benoit's father is George Benoit our President and CEO.


         CHARLES W. CURRIE has been a director of CareerEngine Network, Inc. since 1986. Mr. Currie has been a partner with Asset Management Services LLC, a company that provides marketing services to investment managers, since August 1996. From June 1993 to July 1996, he was a Senior Vice President with Pryor, McClendon, Counts & Co., Inc., investment bankers.


         JOSEPH G. ANASTASI has been a director of CareerEngine Network, Inc. since September 1986. Since 1960 Mr. Anastasi has been the owner and president of Montgomery Realty Company, Inc., a firm specializing in commercial sales, development consulting and property management. He was president of The Anastasi Stephens Group, Inc. which was engaged in real estate development and was the general partner of Muirkirk Manor Associates Limited Partnership. Muirkirk Manor filed bankruptcy in December 1994 and it was discharged in December 1995. The Anastasi Stephens Group, Inc. has been inactive since that time.

         DAVID W. DUBE has been a director of CareerEngine Network, Inc. since June 1996. Mr. Dube is a private investor with active interests in various real estate, financial services and giftware companies. He was Senior Vice President and Chief Financial Officer of FAB Capital Corp., a merchant banking and securities investment firm, and served in various other capacities from 1997 through October 1999. From 1996 to 1997, Mr. Dube was President and Chief Executive Officer of Optimax Industries, Inc., a publicly-traded company with operating interests in the horticultural, decorative giftware and truck parts accessories industries. From February 1991 to June 1996, he was the principal of Dube & Company, a financial consulting firm. Mr. Dube serves on the Boards of Directors of publicly-traded Kings Road Entertainment, Inc., New World Wine Communications, Ltd., and SafeScience, Inc. and several privately-held enterprises.

         JAMES J. MURTHA has been a director of CareerEngine Network, Inc. since December 1986. Since June 1997, Mr. Murtha has been self-employed as a real estate investor. From August 1994 to June 1997, Mr. Murtha held the position of President of Kenwood Capital, L.P., a limited partnership, that specializes in real estate investments.

         EDWARD A. MARTINO has been a Director of CareerEngine Network, Inc. since October 2000. Mr. Martino is the Senior Vice President for IT Solutions, Inc., a systems integration and consulting services company. Prior to joining IT Solutions, Inc. in May 2000, Mr. Martino held numerous management positions in marketing and sales for 18 years at IBM. His most recent position was IBM Solution Executive - Global Systems Integrator Unit. Mr. Martino currently serves on several boards including the New York Software Industry Association, where he is the Vice Chairman, City University of New York Institute for Software Design and Development, and the Bronx Museum of the Arts.

         Each non-employee director receives an annual fee of $12,000 plus expenses incurred for attending meetings of our board, annual stockholders meetings and for each meeting of a committee of our board not held in conjunction with a board meeting.

         Our board of directors has established the following committees:


         o   an Executive Committee;
         o   an Audit Committee;
         o   a Compensation Committee;
         o   a Nominating Committee; and
         o   an Incentive Compensation Committee.


         The Executive Committee exercises the powers of our board during the intervals between meetings of the board. The Audit Committee discusses audit and financial reporting matters with both management and our independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Compensation Committee reviews and recommends to our board the compensation and benefits for all of our officers and employees. The Nominating Committee nominates candidates for election to our board. The Incentive Compensation Committee reviews and recommends to our board the incentive compensation for all of our officers and employees and administers the issuance of stock options to officers, employees, directors and consultants.


Executive Compensation.

         The following table sets forth all compensation awarded to, earned by or paid to, our Chief Executive Officer and our other two most highly compensated executive officers whose annual compensation exceeded $100,000 in

1999 for all services rendered in all capacities to us during 1999, 1998 and 1997.

                           Summary Compensation Table
                                                                   Long Term
                                     Annual Compensation         Compensation
                                                                   All Other
Name and                            Salary       Bonus          Compensation(1)
Principal Position          Year     ($)          ($)                  ($)

George W. Benoit            1999    201,571                          36,067
President, Chief            1998    201,414      50,000              36,344
Executive Officer and       1997    201,830     200,000              36,576
Chairman

Kevin J. Benoit             1999    143,750     145,000
Director and Vice
President of Randolph,
Hudson & Co., Inc., a

wholly-owned subsidiary
of CareerEngine

Thomas J. Ferrara           1999    132,259      50,000
Director, President and     1998     62,307
Chief Executive Officer
of CareerEngine, Inc., a
wholly-owned subsidiary
of CareerEngine


-----------------
(1) Represents our share of insurance premium on Split Dollar Life Insurance Agreement.

Stock Options


         The following tables show information with respect to incentive and non-qualified stock options granted in 1999 to the executives and the aggregate value at January 1, 2001 of those options. The per share exercise price of all options is equal to the fair market value of a share of common stock on the date of grant. No options granted to any named executives have been exercised.


                              Option Grants in 1999

                               Individual Grants(1)

Name and               Number of          Percent of Total   Exercise
Principal Position     Shares of          Options Granted      Price      Expiration Date
          (1)          Common Stock       Employees in to     ($/Sh)
                       Underlying          1999
                       Option

George W. Benoit          150,000           33%                2.50        April 7, 2004
Kevin J. Benoit           100,000           22%                2.25        April 7, 2009
Thomas J. Ferrara         100,000           22%                2.25        April 7, 2009

                     Aggregated 1999 Year End Options Values

                        Number of            Value of           Exercisable/
                        Shares of          Unexercised In-     Unexercisable
                       Common Stock         The-Money
                                            Options

                        Underlying       at January 1, 2001

                       Unexercised
                         Options

                       at 1/1/2001


George W. Benoit          150,000           -0-                  37,500/112,500
Kevin J. Benoit           100,000           -0-                  20,000/80,000
Thomas J. Ferrara         100,000           -0-                  20,000/80,000


--------------------------------------------------------------------------------

(1)      Granted under the 1990 Incentive Stock Option Plan.

Stock Option Plans

1990 Incentive Compensation Plan.

         The 1990 Incentive Compensation Plan, as amended, was adopted by our board and stockholders on June 7, 1990. We reserved 750,000 shares of our common stock for issuance upon exercise of stock options, stock appreciation rights, or restricted stock awards granted under the incentive compensation plan. The incentive compensation plan is intended to assist us in securing the long-term success and growth of CareerEngine by allowing our officers and other key employees to share in the ownership and growth of CareerEngine in return for their continued loyalty and service.

         Our Incentive Compensation Committee administers the incentive compensation plan in accordance to its provisions. The Committee determines 1) who receives options, appreciation rights or restricted stock, 2) the number of shares of common stock that may be purchased under the options, the time, manner of exercise and exercise price of options, and 3) the number of shares of restricted stock. Under the incentive compensation plan, we may grant incentive and non-qualified stock options, stock appreciation rights, or restricted stock awards to our officers and employees.

         The term of options and stock appreciation rights granted under the incentive compensation plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of our common stock on the date of grant; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the Committee, in its discretion, but in no event shall the exercise price be less than the fair market value of shares of our common stock on the date of grant. The stock appreciation rights may only be granted in conjunction with the Non-Qualified Stock Options. The exercise of the stock appreciation rights will proportionately reduce the number of shares of common stock issuable upon exercise of the Non-Qualified Stock Options. Shares of our common stock received upon exercise of options granted, or grants of restricted stock under the incentive compensation plan will be subject to restrictions on sale or transfer. The incentive compensation plan was terminated on June 3, 1999.

         As of the date of this prospectus, we have granted incentive stock options to purchase 610,000 shares of our common stock under the incentive compensation plan. Of these options,

         o   50,000 have expired, and
         o options to purchase 350,000 shares have been granted to our officers and directors.

The 1999 Stock Option Plan.

         In April 1999, the board of directors and stockholders adopted our 1999 Stock Option Plan. We have reserved 350,000 shares of common stock for issuance upon exercise of options granted from time to time under the option plan. The stock option plan is intended to assist us in attracting, securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

         Our Incentive Compensation Committee administers the stock option plan in accordance with its provisions. The Committee will determine who shall receive options, the number of shares of our common stock that may be purchased under the options, the time, manner of exercise and exercise price of options.

         Under the stock option plan, we may grant incentive stock options only to our officers and employees, and non-qualified options to our officers, employees, directors, consultants, agents and independent contractors. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of our common stock on the date of grant; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the committee, in its discretion, but in no event shall the exercise price be less than the fair market value of shares of common stock on the date of grant. Shares of common stock received upon exercise of options granted under the plan will be subject to restrictions on sale or transfer.

         As of the date of this prospectus, we have granted stock options to purchase 40,000 shares of our common stock under this option plan, of which all have been granted to directors of our Company.

401(k) Cash or Deferred Compensation Plan.

         We have established a tax-qualified 401(k) cash or deferred compensation plan that covers all of our employees who have completed one year of service and attained age 21. The 401(k) plan is intended to qualify under
Section 401 of the Internal Revenue Code so that contributions by qualified participants and by us, and the income earned on such contributions, are not taxable until withdrawn. Our contributions to the 401(k) plan are tax deductible.

         The 401(k) plan permits our participating employees to contribute up to 15% of his or her pre-tax gross salary, within the limitations imposed by the Internal Revenue Code, to the plan. We may, in our discretion on an annual basis, make contributions, under the 401(k) plan. The employees are fully vested immediately in the contributions we make.

Split Dollar Life Insurance Agreement


         Our Chairman, George W. Benoit, is currently the beneficial owner and holder of 1,771,620 shares of our common stock. He has advised us that, on his death, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of all such shares might destabilize the market for our publicly traded stock. Accordingly, potentially to avoid the necessity of his estate selling his shares, as of January 20, 1995, we entered into an agreement, commonly known as a split dollar life insurance agreement, with a trust created by Mr. Benoit. Under the terms of the agreement, we will pay the premiums for a $1,000,000 life insurance policy on the life of Mr. Benoit. The Trust has granted an interest in the policy to us to the extent of the sum of all premium payments made by us. These arrangements are designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized upon Mr. Benoit's death or the surrender of the policy, we will recover all of our insurance premium payments. The portion of the premium paid by us in 1999 pursuant to this arrangement was $36,067.


Limitation on Liability and Indemnification Matters

         As authorized by the Delaware General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

         o Any breach of the director's duty of loyalty to us or our stockholders;

         o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o Unlawful payments of dividends or unlawful stock redemptions or repurchases; or

         o Any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care.


         Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our directors, officers, employees or agents, to the fullest extent permitted under the Delaware General Corporation Law.

         Under our bylaws, we must indemnify any director or officer who was, is or is threatened to be made, a party to any legal proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was a director or officer, against liability incurred in such proceeding. Unless a court orders that we indemnify the director or officer, we do not indemnify her or him for any liability incurred in a proceeding in which the director or officer is adjudged to be liable to us for negligence or misconduct in the performance of his or her duty to us.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             Principal Stockholders


     The following table sets forth, as of January 31, 2001, the shares of our common stock owned beneficially;

         o   by our current directors and executive officers individually;
         o   by all of our current directors and executive  officers as a group;
             and
         o by persons known to us to own more than five (5%) percent of the outstanding shares of our common stock:



                                                                                               % of Aggregate voting
                                                                                                      Power and
                                                                            Common Stock          Outstanding Equity
Name of Beneficial Owner(1)                    Position                 Beneficially Owned(2)          Owned(3)
---------------------------------------------------------------------------------------------------------------------
George W. Benoit                              President,
                                          Chairman and Chief

                                          Executive Officer              1,771,620 (4)(8)               31.75

Kevin J. Benoit                                Director                  448,000 (5)(6)(8)               8.05


Charles W. Currie                              Director                   276,780 (7)(11)                4.99

Joseph G. Anastasi                             Director                     7,200 (11)                   *

David W. Dube                                  Director                     9,000 (11)                   *

James J. Murtha                                Director                     5,000 (11)                   *


Edward A. Martino                              Director                         300                      *


Anthony S. Conigliaro                     Vice President and
                                       Chief Financial Officer                  -0-                      0

Thomas J. Ferrara                      Director, President and
                                       Chief Executive Officer

                                        of CareerEngine, Inc.              46,500 (5)(9)                 *

                                       Chief Operating Officer

Sarah Choi                              of CareerEngine, Inc.                   -0-                      0


                                      Chief Information Officer

John S. Diefendorf                     of CareerEngine, Inc.                    -0-                      0

Barry W. Blank                                   N/A                       884,400 (10)                 14.96

All Directors and Executive


Officers as a group (11 persons)                                             2,564,400                  44.63


--------------------------------------------------------------------------------

* Owns less than one (1%) percent.

(1) The address of all the beneficial owners is: CareerEngine Network, Inc., 2 World Trade Center, New York, New York 10048; except that the address for Barry W. Blank is P.O. Box 32056, Phoenix, Arizona 85064.

(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this Registration Statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this Registration Statement have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.

(3) All percentages of beneficial ownership are calculated based the number of shares outstanding as of January 31, 2001. On such date we had 5,444,006 shares of common stock issued and outstanding.

(4) Includes the following: (a) options to purchase 37,500 shares of common stock; and (b) 90,700 shares of common stock held in George W. Benoit's 401K Plan.

(5)  Includes options to purchase 20,000 shares of common stock.

(6)  Includes the following: (a) 21,000 shares of common stock held in the Kevin
     J. Benoit 1998 Family Trust,  of which Kevin J. Benoit is the Trustee;  and
     (b) 35,300 shares of common stock held in Kevin J. Benoit's Individual Retirement Account.

(7) Includes the following: (a) 200 shares of common stock owned by Mr. Currie's wife; and (b) 9,900 shares of common stock held in Charles W. Currie's Individual Retirement Account.

(8) Includes 100,000 shares of common stock that can be acquired on the conversion of certain debentures and related warrants.


(9) Includes 25,000 shares of common stock that can be acquired on the conversion of certain debentures and related warrants.


(10) Includes 300,000 shares of common stock that can be acquired on the conversion of debentures and related warrants purchased in the private financing. Also includes 168,000 shares that can be acquired on the conversion of debentures and related warrants issuable upon exercise of placement agent warrants issued to the placement agent in the private financing and promised to Mr. Blank. See "Private Financing."

(11) Includes options to purchase 5,000 shares of common stock.


                              Certain Transactions

         There have been no material transactions during the past two fiscal years or from the end of the last fiscal year to the date of this prospectus to which we were a party, in which any of our executive officers, directors or principal securityholders has a direct or indirect interest.

                            Description of Securities

UNITS

         We are offering 2,500 units. Each unit consists of one debenture, 250 class A warrants and 250 class B warrants. These securities are described below.

         Another 2,640 units have been registered for public sale and are being sold by selling securityholders pursuant to another prospectus. See "Private Financing."


         Unit holders may trade the debentures and warrants separately commencing six months after the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Prior to that date, the debentures and warrants will trade only as a unit. Neither the underwriter nor we are currently aware of any events that would cause the debentures and warrants to trade separately prior to six months after the effective date of this offering. In the event that such trading should occur, we expect that the American Stock Exchange will post this information on its web site.


THE DEBENTURES AND THE INDENTURE

General


         The debentures will be issued under an indenture to be dated as of ________ __, 2001, between CareerEngine Network, Inc. and Continental Stock Transfer & Trust Company as trustee. The terms of the debentures include those stated in the indenture. The following summary of material provisions of the indenture and the debentures does not restate those documents in their entirety. A copy of the indenture, which includes the debenture, is filed as an exhibit to the registration statement of which this prospectus is a part. To obtain a copy of the indenture see "Available Information."


Principal Amount of Debenture

         The principal amount of each debenture will equal $1,000.

Quarterly Payment of Interest and Payment of Principal at Maturity

         We will pay interest on the debentures from the date of their delivery at the rate of 12% per annum. We will make interest payments quarterly on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2001.

         We will repay the principal amount of the debentures on March 31, 2010, unless the debentures are redeemed prior to their maturity.


         We will make all payments of principal and interest on the debentures at the offices of the trustee located at 2 Broadway, New York, New York 10004. However, we may pay interest by check mailed to the holder at the holder's address listed with the trustee in the debenture register.


Repayment of Debentures Before Maturity

Redemption by Holder's Estate. Upon the death of a debenture holder, the holder's estate may require us to repay a maximum of $50,000 in principal amount of and accrued interest on the debentures owned by the deceased holder. This right to require repayment is known as a right of redemption. This right of redemption is limited to the estate of the initial holder. If a holder transfers the debentures, the subsequent holder of the debentures is not entitled to this right of redemption. If spouses are joint record owners of debentures, the election to redeem will apply when either record owner dies. In other cases of debentures jointly held, the election will not apply.


Redemption by Us. We can redeem all or part of the debentures at 100% of their principal amount, plus accrued interest to the redemption date, if the closing price of our common stock equals or exceeds 2.154 times the then conversion price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption.


         If we decide to redeem the debentures, we are required to provide the holder with written notice of such intention at least 30 days before we redeem the debentures.

         If we redeem less than all of the outstanding debentures, the trustee will determine which debentures will be redeemed either by pro rating or choosing by lot.


Conversion by Holder

         A holder may convert all or a portion of the principal amount of its debenture outstanding at the time such conversion is effected into our common stock at any time before the close of business on the earlier of March 31, 2010 or the date that principal and interest under the debenture has been paid in full. If we call the debenture for redemption, a holder may convert its debenture at any time before the close of business on the redemption date. The initial conversion price is $2.00 per share, subject to adjustment in certain events, which include:

         o   Stock dividends, splits and combinations;
         o   Certain below market issuances of stock;
         o   Reclassifications;
         o   Mergers; or
         o   The sale of substantially all of our assets.

         On conversion, no payment or adjustment for accrued and unpaid interest will be made. All such interest will be forfeited.


Ranking of Debentures

         The debentures will rank below our senior debt, which we may incur in the future. This means that we will be required to make payments of principal, premiums, if any, and interest on our senior debt before we make such payments on the debentures. Senior debt includes indebtedness for money that we borrowed that is outstanding on the day that we execute the indenture and money that we borrow after we execute the indenture, where we borrow the funds from banks or other traditional long-term institutional lenders such as insurance companies and pension funds. Such debts will rank below the debentures only if the note or other document that creates the debt provides that such debt is not senior in right of payment to the debentures. At December 15, 2000, we had no senior debt.

         We expect that from time to time we will borrow additional funds that rank senior to the debentures. We are not limited in the amount of additional indebtedness that we can borrow. The more that we borrow, the greater our debt service. If we are unable to meet our debt service and we are required to pay or distribute our assets to creditors due to our dissolution, winding up of affairs, liquidation, bankruptcy or other similar event, we will be required to make all payments due upon all senior debt before we can make payments to the debenture holders or the trustee.

Modification of the Indenture

         With the consent of the holders of not less than a two-thirds in principal amount of outstanding debentures, we and the trustee may modify the indenture by:

o     adding, changing or eliminating any provisions of the indenture; or

o     modifying the rights of the debenture holders under the indenture.


     However, no modification may be made without the consent of all of the debenture holders affected to:


(a) reduce the amount of debentures whose holders must consent to an amendment;

(b) reduce the rate of or change the time for payment of interest on any debenture;

(c)   reduce the principal of or change the fixed maturity of any debenture;

(d) make any debenture payable in money other than that stated in the debenture;

(e) make any change in the provisions related to waiving past defaults, receiving payments under the debentures or bringing suit to enforce such payments;

(f) alter the manner in which the indenture may be amended in such a way that it adversely affects the rights of holders; or

(g) alter the provisions of the indenture so as to adversely affect the junior ranking of the debentures to senior debt.

         We and the trustee do not require the consent of any holders to amend the indenture to:

         o    fix any ambiguity, omission, defect or inconsistency;


         o provide for the assumption by a successor corporation of our obligations under the indenture; or

         o make any other change that does not adversely affect the rights of any holder of the debentures.


         We are required to mail to all holders a notice briefly describing any amendment to the indenture promptly after the amendment is effected. However, our failure to give such notice to all holders or any defect in such notice will not impair the validity of the amendment.

Events of Default, Notice and Waiver

         Each of the following constitutes an event of default under the indenture:


         o If we fail to pay principal or interest when due and we do not cure such failure for a period of 15 days after any holder has given us written notice of such failure;


         o If we fail to comply with any other material obligation in the indenture and such failure continues for at least 30 days after we have received written notice of such failure from the trustee or the holders of at least a majority in principal amount of the outstanding debentures;

         o If we become subject to certain events of bankruptcy, insolvency or reorganization.

         If the trustee knows that an event of default has occurred and has not been rectified, it is required to mail to each debenture holder a notice of the event of default within 90 days after it occurs. However, except for an event of default in the payment of principal or accrued interest on any debenture, the trustee need not send such notice if and for as long as a committee of its trust officers determines that withholding notice is not against the interest of the debenture holders.

         We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether we know of any event of default that has occurred during the previous year.


         If an event of default occurs and has not been rectified, either the trustee or the holders of a majority of the principal amount of the outstanding debentures, by giving us notice, may declare the principal and any accrued interest on the principal of all of the debentures to be due and payable. In the event of such acceleration, all debentures would become due and payable. There are no provisions under New York law to permit minority debenture holders to accelerate the debentures in the event that the trustee or a majority of the holders fails to accelerate the payment of the principal and any accrued interest to be due and payable in the event of a default. However, each debenture holder has the right to sue us for unpaid principal and/or interest on his or her debenture in the event these payments are not made when due.


         Holders of at least a majority of the principal amount of all outstanding debentures may:

         o waive any default other than a default in payment of principal or interest or a default under the conversion provisions; and

         o direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power of trust conferred on the trustee.

         A holder may bring an action to collect any interest or principal under the debenture that has come due but not been paid. A holder's right to institute a proceeding with respect to any other matter under the indenture is limited. A debenture holder may institute such a proceeding only if:

         o he or she notifies the trustee in writing of a continuing event of default;

         o holders of at least a majority in principal amount of the outstanding debentures deliver a written request to the trustee to pursue a remedy;

         o holders provide the trustee with indemnification that the trustee deems satisfactory against any loss, liability or expense;

         o   the  trustee   fails  to  comply  with  the  request  to  institute
             proceedings within 60 days of receiving the request; and

         o   the  trustee  does  not  receive  written   instructions  that  are
             inconsistent with the request from the holders of at least a majority in principal amount of the outstanding debentures during the 60 day period.

Our Covenants

         In the indenture, we agree to abide by certain covenants while the debentures are outstanding. These covenants include our obligation to:

         o   pay all interest and principal when due;

         o deliver to the trustee copies of all of our filings with the Securities and Exchange Commission;

         o certify in writing to the trustee within 120 days after the end of each fiscal year whether we were in default under the indenture and, if so, the status of such default and our efforts to correct it;

         o not declare or pay any cash dividend on outstanding stock or purchase or otherwise acquire any of our stock during any period in which an event of default exists;

         o refrain from entering into certain transactions with our affiliates, unless our board of directors determines in good faith that the terms of such transactions are at least as good as we could have obtained had we entered into such transactions with non-affiliated persons; and

         o comply with certain general covenants concerning the operation of our business.

The Trustee


         Continental Stock Transfer & Trust Company will be the trustee under the indenture. The trustee is also the transfer agent and registrar for our common stock and the warrant agent for our warrants.


No Personal Liability Of Directors, Officers, Employees And Stockholders

         None of our directors, officers, employees or stockholders, acting in such capacities, shall have any liability for any of our obligations under the indenture or the debenture. Each debenture holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debentures. Such waiver might not be effective to waive liabilities under the federal securities laws because it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Governing Law

         The indenture provides that it and the debentures will be governed by the laws of the State of New York.

CAPITAL STOCK

         Our authorized capital stock consists of 20,000,000 shares of common stock, $.10 par value per share, and 1,000,000 shares of preferred stock.

Common Stock


         Under our certificate of incorporation, our board is authorized, subject to limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 20,000,000 shares of common stock. Holders of our common stock are entitled to:

         o   one vote per share;
         o share in all dividends that our board, in its discretion, declares from legally available funds; and
         o participate pro rata in all assets that remain after payment of liabilities, in the event of our

         o   liquidation, dissolution or winding up.

         Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to common stock.

Preferred Stock


         Our board has the authority, without further stockholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions.


         No preferred stock has been issued as of the date of this prospectus.

Warrants

         General.

         We  will  issue  500,000   redeemable  class  A  warrants  and  500,000
redeemable class B warrants as part of the units sold in this offering.

         Exercise Period and Initial Exercise Price


         The class A warrants are exercisable from their date of issue through March 31, 2003 at an initial exercise price of $4.00 per share.

         The class B warrants are exercisable from their date of issue through March 31, 2005 at an exercise initial price of $6.00 per share.


         A warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the warrant has been exercised.

         The following provisions are applicable to both the class A and class B warrants:


         Redemption. We have the right to redeem the warrants at a redemption price of $.001 per warrant after providing 30 days' prior written notice to the warrant holders, if the closing price of the common stock equals or exceeds 150% of the then exercise price of the warrants for 20 consecutive trading days ending three days before the notice of redemption. We will send the written notice of redemption by first class mail to warrant holders at their last known addresses appearing on the registration records maintained by the warrant agent for our warrants. No other form of notice or publication or otherwise will be required. If we call the warrants for redemption, they will be exercisable until the close of business on the business day next preceding the specified redemption date when the right to exercise will lapse.


         Exercise. A warrant holder may exercise the warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying the warrants are qualified for sale under the securities laws of the state in which the holder resides.


         Our warrants may be exercised by delivering to our warrant agent the applicable warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.


         Anti-dilution Adjustments. The warrants contain provisions that protect against dilution by adjustment of the exercise price and the number of shares issuable upon exercise in some events. These events include, but are not limited to:


         o   dividends payable in stock;
         o   stock splits or combinations;
         o   certain below market issuances of stock;
         o   reclassifications;
         o   mergers; or

         o   a sale of substantially all of our assets.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-Laws


         We are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or his affiliate or associate who is an owner of 15% or more of the outstanding voting stock of the corporation for a period of three years from the date that this person became an interested stockholder. Our Certificate of Incorporation contains provisions similar to those in Section 203. It also requires the affirmative vote of at least 60% or our voting stockholders to effect certain actions, including, under certain circumstances, the removal of directors, and provides for the election of different classes of directors with the term of each class ending at a different time.


Transfer Agent and Warrant Agent


         The registrar and transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                                  Underwriting


         The underwriter, Murphy & Durieu, has agreed, subject to the terms and conditions contained in an underwriting agreement with us, to purchase 2,500 units from us at the price set forth on the cover page of this prospectus

         Nature of Underwriting Commitment. The underwriting agreement provides that the underwriter is committed to purchase all the units offered by this prospectus if any units are purchased. This commitment does not apply to 375 units subject to the over-allotment option granted by us to the underwriter to purchase additional units in this offering.

         Conduct of the Offering. We have been advised by Murphy & Durieu that it proposes to offer the units to be sold in this offering directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities dealers at that price less a concession of not more than $100.00 per unit. The underwriter may allow, and those dealers may re-allow, a concession not in excess of $50.00 per unit to certain other dealers. After the units are released for sale to the public, the offering price and other selling terms may be changed from time to time by the underwriter. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

         The underwriter has informed us that it does not expect to confirm sales of shares offered by this prospectus on a discretionary basis.


         Overallotment Option. We have granted the underwriter an option, expiring 45 days after the date of this prospectus, to purchase up to 375 additional units from us on the same terms as set forth in this prospectus with respect to the 2,500 units offered hereby. The underwriter may exercise this option, in whole or in part, only to cover over-allotments, if any, in the sale of the units offered by this prospectus.


         Offering Discounts and Expenses. The following table shows the per unit and total underwriting discounts to be paid by us to the underwriter. These amounts are shown assuming no exercise and full exercise, respectively, of the underwriter's over-allotment option described above:

                                                           Total without     Total with
                                                           Over-Allotment  Over-Allotment
                                                Per Unit       Option          Option
                                               ------------------------------------------

Total underwriting discount to be paid by us..    $100        $250,000        $287,500



         The expenses of this offering, not including the underwriting discounts, are estimated to be about $250,000 and will be paid by us. Expenses of this offering, exclusive of the underwriting discounts, include the 3% non-accountable expense allowance payable to Murphy & Durieu, the Securities and Exchange Commission filing fee, the NASD filing fee, AMEX and Pacific Exchange listing fees, printing expenses, legal and accounting fees, transfer agent and registrar fees, trustee and warrant agent fees and other miscellaneous fees and expenses.

         We have agreed that if this offering is successfully completed we will pay to Murphy & Durieu, a non-accountable expense allowance equal to 3% of the initial public offering price of the sale of the units in this offering

(including sales on exercise of the underwriters' over-allotment option). The underwriter has no right to designate or nominate a member of our board of directors.

         Underwriter's Warrant. On completion of this offering, we will issue the underwriter's warrant to Murphy & Durieu, entitling it to purchase from us up to 10% of the number of units sold in this offering, excluding any units sold to cover over-allotments, for $1,200 per unit. The warrant is exercisable during the four-year period beginning one year from the date of issuance. The warrant, and the securities underlying the warrant, are not transferable for one year following the effective date of the registration, except to an individual who is an officer or partner of the underwriter, by will or by the laws of descent and distribution, and are not redeemable.

         The holder of the underwriter's warrant will have, in that capacity, no voting, dividend or other stockholder rights. Any profit realized by the underwriter on the sale of the units issuable upon exercise of the underwriter's warrant may be deemed to be additional underwriting compensation. The securities underlying the underwriter's warrant are being registered pursuant to the registration statement of which this prospectus is apart. During the term of the underwriter's warrant, the holder thereof is given the opportunity to profit from a rise in the market price of our securities. We may find it more difficult to raise additional equity capital while the underwriter's warrant is outstanding. At any time at which the underwriter's warrant is likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.


         Indemnification. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect thereof.


         Stabilization and Other Transactions. The rules of the Securities and Exchange Commission generally prohibit the underwriter from trading in our units on the open market during this offering. However, the underwriter is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our common stock to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments.

         o Stabilizing transactions consist of bids or purchases made by the underwriter for the purpose of preventing or slowing a decline in the market price of our units while this offering is in progress.

         o Short sales and over-allotments occur when the underwriter sells more of our units than it purchases from us in this offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above and/or it may engage in covering transactions. There is no contractual limit on the size of the covering transaction. The underwriter will deliver a prospectus in connection with these short sales. Purchasers of units sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.


If the underwriter commences these activities, it may discontinue them at any time without notice. The underwriter may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

         Passive Market Making. Prior to the pricing of this offering, and until the commencement of any stabilizing bid, underwriters and dealers who are qualified market makers on the AMEX may engage in passive market making transactions. Passive market making is allowed during the period when the Securities and Exchange Commission's rules would otherwise prohibit market activity by the underwriter and dealers who are participating in this offering. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; but if all independent bids are lowered below the passive market maker's bid, the passive market maker must also lower its bid once it exceeds specified purchase limits. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in our common stock during a specified period and must be discontinued when such limit is reached. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                  Legal Matters

         The validity of the securities being offered hereby will be passed upon on our behalf by Barry B. Feiner, Esq., 170 Falcon Court, Manhasset, New York 11030. Legal matters relating to this offering will be passed upon for the underwriter by Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178. Mr. Feiner's wife owns an aggregate of 35,000 shares of our common stock.

                                     Experts

         The financial statements as of December 31, 1999 and for each of the years in the two-year period then ended , included in this prospectus have been included in reliance on the report of Richard A. Eisner & Company LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              Available Information

         We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the units offered hereby. This prospectus filed as a part of the registration statement does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of these referenced contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference.

         In addition, we file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission.

         You may read and copy our registration statement on Form SB-2, the exhibits thereto, any reports, statements and other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission's Internet site which is http://www.sec.gov

         We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                           Index To Financial Statements

               (Information with respect to the nine-months ended
                    September 30, 1999 and 2000 is unaudited)

                                                                                  Page
Report of Independent Accountants                                                 F-2

Financial Statements:

     Financial Statements as of December 31, 1999 and for each of the years in the two-year period then ended:

         Balance Sheet as of December 31, 1999                                    F-3
         Statements of Operations for the years ended
            December 31, 1999 and December 31, 1998                               F-4
         Statements of Stockholders' Equity (Deficit) for the years ended
            December 31, 1999 and December 31, 1998                               F-5
         Statements of Cash Flows for the years ended
            December 31, 1999and December 31, 1998                                F-6
         Notes to Financial Statements                                            F-7


     Unaudited Financial Statements as of September 30, 2000 and for each of the nine-month periods ended September 30, 2000 and 1999:


         Balance Sheet as of September 30, 2000                                  F-20
         Statements of Operations for the nine-months

            ended September 30, 2000 and 1999                                    F-22
         Statements of Cash Flows for the nine-months

            ended September 30, 2000 and 1999                                    F-25
         Notes to Financial Statements                                           F-27

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
CareerEngine Network, Inc.
New York, New York

We have audited the consolidated balance sheet of CareerEngine Network, Inc. and subsidiaries (formerly Helmstar Group, Inc. and subsidiaries) as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CareerEngine Network, Inc. and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
March 10, 2000

With respect to Note A
March 28, 2000

With respect to Note G
August 16, 2000

With respect to Note H
August 30, 2000

With respect to Note F[3]
November 22, 2000

CAREERENGINE NETWORK, INC. AND SUBSIDIARIES


Consolidated Balance Sheet
December 31, 1999

ASSETS

Cash and cash equivalents                                       $   1,006,276
Marketable securities                                               4,888,610
Fixed assets, net                                                     600,541
Other assets                                                          565,018
                                                                -------------

                                                                $   7,060,445
                                                                =============

LIABILITIES

Accrued expenses and other liabilities                          $   1,891,201
Excess of liabilities over assets of discontinued operations        3,215,344
                                                                -------------
                                                                    5,106,545
                                                                -------------

Commitments and contingencies

STOCKHOLDERS' EQUITY

Common stock - authorized 10,000,000 shares, par value $.10;
   issued 6,749,600 shares                                            674,960
Paid-in surplus                                                    14,984,510
Deficit                                                           (10,657,861)
                                                                -------------

                                                                    5,001,609

Less treasury stock, at cost - 1,313,927 shares                    (3,047,709)
                                                                -------------

                                                                    1,953,900
                                                                -------------
                                                                $   7,060,445
                                                                =============
See notes to financial statements

CAREERENGINE NETWORK, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

                                                                               Year Ended December 31,
                                                                           -------------------------------
                                                                                 1999            1998
                                                                           ---------------   -------------
Revenues:

   E-recruiting related services                                             $    30,980
   Income on securities transactions, net                                        836,549      $ 1,526,873
   Interest income                                                               374,522          417,535
   Other income                                                                  229,370
                                                                             -----------      -----------

                                                                               1,471,421        1,944,408
                                                                             -----------      -----------

Expenses:

   Compensation and related costs                                              1,725,074        1,223,597
   Advertising                                                                 1,235,778           77,515
   General and administrative                                                  1,336,215          567,378
   Interest                                                                      127,241          398,577
                                                                             -----------      -----------

                                                                               4,424,308        2,267,067
                                                                             -----------      -----------

Loss from continuing operations before income taxes                           (2,952,887)        (322,659)
Income tax provision (benefit)                                                    10,098         (108,477)
                                                                             -----------      -----------

Loss from continuing operations                                               (2,962,985)        (214,182)

Discontinued operations:
   Loss from operations of discontinued real estate
    and consulting activities                                                 (1,089,409)        (410,227)
                                                                             -----------      -----------

Net loss                                                                     $(4,052,394)     $  (624,409)
                                                                             ===========      ===========

Per common share - basic and diluted:

   Loss from continuing operations                                           $      (.55)     $      (.03)
   Loss from discontinued operations                                                (.20)            (.08)
                                                                             -----------      -----------

Net loss per common share                                                    $      (.75)     $      (.11)
                                                                             ===========      ===========


Weighted average number of common shares outstanding - basic and diluted       5,435,673        5,489,376
                                                                             ===========      ===========

See notes to financial statements

CAREERENGINE NETWORK, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity



                                       Common Stock                                            Treasury Stock
                                  -------------------         Paid-in                          --------------
                                  Shares       Amount         Surplus         Deficit       Shares         Amount        Total
                                  ------       ------         -------         -------       ------         ------        -----
Balance - January 1, 1998         6,749,600   $ 674,960    $14,984,510    $ (5,981,058)   1,233,227    $(2,928,598)  $ 6,749,814
Treasury stock acquired at cost                                                              63,000        (95,931)      (95,931)
Net loss                                                                      (624,409)                                 (624,409)
                                  ---------   ---------    -----------    ------------    ---------    -----------   -----------

Balance - December 31, 1998       6,749,600     674,960     14,984,510      (6,605,467)   1,296,227     (3,024,529)    6,029,474
Treasury stock acquired at cost                                                              17,700        (23,180)      (23,180)
Net loss                                                                    (4,052,394)                               (4,052,394)
                                  ---------   ---------    -----------    ------------    ---------    -----------   -----------

Balance - December 31, 1999       6,749,600   $ 674,960    $14,984,510    $(10,657,861)   1,313,927    $(3,047,709)  $ 1,953,900
                                  =========   =========    ===========    ============    =========    ===========   ===========

See notes to financial statements
                                       F-5

CAREERENGINE NETWORK, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

                                                                                 Year Ended December 31,
                                                                            -------------------------------
                                                                                 1999               1998
                                                                                 ----               ----
Cash flows from operating activities:

   Loss from continuing operations                                           $ (2,962,985)   $    (214,182)
   Adjustments to reconcile loss from continuing operations to net cash
      (used in) provided by operating activities:
        Depreciation and amortization                                             168,211           42,630
        Gain on sale of furniture and equipment                                                       (166)
        Purchase of marketable securities                                     (14,772,852)     (26,361,024)
        Sale of marketable securities                                          17,740,652       25,739,476
        Changes in:
           Other assets                                                           (99,132)          52,196
           Accrued expenses and other liabilities                                 566,340          457,429
                                                                             ------------    -------------

Cash provided by (used in) continuing operations                                  640,234         (283,641)

Cash (used in) provided by discontinued operations                             (2,308,205)         825,316
                                                                             ------------    -------------


              Net cash (used in) provided by operating activities              (1,667,971)         541,675
                                                                             ------------    -------------

Cash flows from investing activities:

   Purchase of furniture and equipment                                           (544,182)         (94,074)
   Other                                                                                            17,493
                                                                             ------------    -------------

Cash used in continuing operations                                               (544,182)         (76,581)
Cash provided by (used in) discontinued operations                              1,450,654         (727,592)
                                                                             ------------    -------------

              Net cash provided by (used in) investing activities                 906,472         (804,173)
                                                                             ------------    -------------

Cash flows from financing activities:

   Purchase of treasury stock                                                     (23,180)         (95,931)
   Cash provided by discontinued operations                                       750,000          597,032
                                                                             ------------    -------------

              Net cash provided by financing activities                           726,820          501,101
                                                                             ------------    -------------

(Decrease) increase in cash and cash equivalents                                  (34,679)         238,603
Cash and cash equivalents at beginning of year                                  1,040,955          802,352
                                                                             ------------    -------------

Cash and cash equivalents at end of year                                      $ 1,006,276    $   1,040,955
                                                                              ===========    =============

Supplemental disclosures of cash flow information related to continuing operations:
      Cash paid during the year for:
        Interest                                                                 $    241    $       6,815
        Income taxes                                                             $ 31,175    $      71,763

See notes to financial statements

NOTE A - THE COMPANY

Effective March 28, 2000, Helmstar Group, Inc. changed its name to CareerEngine Network, Inc. CareerEngine Network, Inc. is engaged in the e-recruiting business through its subsidiary CareerEngine, Inc. which was formed in 1998. CareerEngine Network, Inc. through other subsidiaries was also engaged in merchant banking activities concentrating on real estate projects and also provided financial consulting services. On August 16, 2000, the Board of Directors of CareerEngine Network, Inc. decided to discontinue such operations and accordingly, the accompanying consolidated financial statements have been restated to reflect merchant banking activities and financial consulting services as discontinued operations. The Company's only remaining operating segment after giving effect to discontinued operations is the e-recruiting business.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES APPLICABLE TO CONTINUING OPERATIONS

[1]      Principles of consolidation:

         The accompanying consolidated financial statements include the accounts of CareerEngine Network, Inc. and its subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated.

[2]      Revenue recognition:


         E-recruiting related fees are earned on the placement of banner advertisements, job placement advertisements and sponsorship advertisements on the Company's web site. Such fees are recognized over the period during which the advertisements are exhibited. Revenues derived from co-branding arrangements with content providers are of a similar nature and are recognized over the period during which the advertisements are exhibited. No revenues were earned from sponsorship advertisements or co-branding arrangements during 1999 or 1998.


[3]      Depreciation and amortization:

         Furniture, fixtures and equipment are being depreciated using both straight-line and accelerated methods over estimated lives of five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or their estimated useful lives.

[4]      Cash and cash equivalents:

         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1999, cash equivalents consist principally of an investment of approximately $853,000 in a money market account.

[5]      Net loss per share:

         Basic and diluted net loss per share is computed based upon the weighted average number of common shares outstanding during each year. Outstanding employee stock options did not have an effect on the computation as they were anti-dilutive.


[6]      Start-up activities:

         Costs of activities to start-up the e-recruiting business are expensed as incurred.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES APPLICABLE TO
                   CONTINUING OPERATIONS  (CONTINUED)



[7]      Income taxes:


         Deferred income taxes are measured by applying enacted statutory rates in effect at the balance sheet date to net operating loss carryforwards and to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset as of December 31, 1999 was fully reserved since the likelihood of realization of future tax benefits cannot be established.

[8]      Marketable securities:

         The Company's marketable securities, which have a cost of $4,848,780, consist of United States Treasury Bills and Municipal Bonds which are classified as trading securities and are recorded at market value. Gains and losses on the trading securities are included in operations.

[9]      Derivative financial instruments:

         As part of its investment strategies to profit from anticipated market movements, the Company maintains trading positions in a variety of derivative financial instruments consisting principally of futures contracts in treasuries, stocks and municipal securities. All positions are reported at fair value, and changes in fair value are reflected in operations as they occur. The Company realized net gains from derivatives sold in 1999 and 1998 of approximately $837,000 and $1,527,000, respectively. Such amounts are included in income on securities transactions in the accompanying statements of operations. At December 31, 1999, no derivative financial instruments were held by the Company and the average fair value of such instruments held during the years was not material.


         In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which is required to be adopted in years beginning after June 15, 2000. The Company is required to adopt the new Statement effective January 1, 2001. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Management does not anticipate that the adoption of the new Statement will have a significant effect on the financial statements.


[10]      Stock-based compensation:

         The Company has elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25"). Under APB25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant or other measurement date over the amount an employee must pay to acquire the stock.

[11]     Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES APPLICABLE TO
                   CONTINUING OPERATIONS  (CONTINUED)

[12]     Advertising costs:

         Advertising costs, which relate primarily to the e-recruiting business, are expensed as incurred.

[13]     Software development costs:


         External direct costs of materials and services incurred to develop the Company's website during the application development stage were capitalized. Such costs, which amounted to approximately $38,000 in the year ended December 31, 1999, are being amortized using the straight-line method over an estimated useful life of three years.

[14]      Impairment of long-lived assets:

         Impairment   losses  are  recognized  for  long-lived  assets  used  in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. No write-down of assets for impairment losses were required during the years ended December 31, 1999 and 1998.


NOTE C - INCOME TAXES

The income tax provision (benefit) applicable to continuing operations, all of which is current, consists of the following:

                                                             Year Ended
                                                             December 31,
                                                     ---------------------------
                                                         1999            1998
                                                         ----            ----

       Federal                                       $       0       $  (22,143)

       State and local                                  10,098          (86,334)
                                                     ---------       ----------

                                                     $  10,098       $ (108,477)
                                                     =========       ==========

At December 31, 1999, the Company has a net operating loss carryforward for federal income tax purposes of approximately $17,311,000, which expires in the years 2005 through 2019.

The Company's deferred tax asset consists of the following as of December 31, 1999:

   Deferred tax assets:
      Net operating loss carryforward                             $  7,963,000
      Liability for interest and state taxes related to federal
         tax settlement                                                266,000
      Other                                                             39,000
                                                                  ------------
         Total deferred tax assets, before valuation allowance       8,268,000
      Valuation allowance                                           (8,002,000)
                                                                  ------------
         Total deferred tax assets                                     266,000
   Deferred tax liability:
      Deferred rental income                                          (266,000)
                                                                  ------------

         Net deferred tax assets                                  $          0
                                                                  ============

The valuation allowance increased by approximately $2,027,000 during 1999 and $650,000 during 1998.

         The effective tax rate applicable to continuing operations varied from the statutory federal income tax rate as follows:

                                                                 Year Ended
                                                                December 31,
                                                              ----------------
                                                              1999        1998
                                                              ----        ----

Statutory rate                                               (34.0)%     (34.0)%
State and local taxes, net of federal income tax effect      (12.0)        4.3
Nondeductible expenses                                         1.8         3.9
Tax exempt interest                                           (5.5)
Reversal of prior year tax overaccrual                                    (7.2)
Valuation allowance                                           50.0        18.2
                                                           -------    --------

Effective rate                                                  .3%      (14.8)%
                                                           =======    ========

The Internal Revenue Service has examined the Company's federal income tax returns for the years 1985 through 1989 and in December 1999 assessed a tax deficiency of $348,000 together with accrued interest of $576,000. As of December 31, 1997, the Company had recorded a liability for income tax and interest related to the years under examination and during 1998 and 1999, the Company accrued additional interest expense of $312,000 and $125,000, respectively, related to the tax deficiency, thereby increasing the liability to $984,000 at December 31, 1999, including related additional state and local tax deficiencies.


NOTE D - FIXED ASSETS

Fixed assets consist of the following:

       Furniture and fixtures                                $     163,701
       Computer and equipment                                      855,795
       Leasehold improvements                                       86,807
                                                             -------------
                                                                 1,106,303

       Less accumulated depreciation                               505,762
                                                             -------------
                                                             $     600,541
                                                             =============

NOTE E - STOCK OPTION PLANS


In 1990, the Company adopted a stock option plan (the "1990 Plan") for granting of options to purchase up to 750,000 shares of its common stock, pursuant to which officers and other key employees are eligible to receive incentive and/or nonqualified stock options, stock appreciation rights, and restricted stock awards. Incentive stock options granted under the 1990 Plan are exercisable for a period of up to 10 years (five years in the case of a 10% stockholder) from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.


NOTE E - STOCK OPTION PLANS  (CONTINUED)

On April 23, 1999, the Company adopted a stock option plan (the "1999 Plan") for granting options to purchase up to 350,000 shares of common stock, pursuant to which officers and other key employees are eligible to receive incentive and/or nonqualified stock options. Options granted under the 1999 Plan are exercisable for a period of up to 5 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owing more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.

Stock option activity under the 1990 Plan and 1999 Plan is summarized as follows:

                                                                    Year Ended December 31,
                                                   ----------------------------------------------------
                                                              1999                        1998
                                                   -------------------------    -----------------------
                                                                    Weighted                   Weighted
                                                                    Average                    Average
                                                                    Exercise                   Exercise
                                                      Shares         Price        Shares        Price
                                                      ------         -----        ------        -----
       Options outstanding at beginning of year         100,000   $    .56        100,000        $.56
       Granted                                          460,000        2.33
                                                   ------------                 ---------

       Options outstanding at end of year               560,000        2.02       100,000         .56
                                                   ============                 =========

       Options exercisable at end of year               100,000        .56        100,000         .56
                                                   ============                 =========


The following table presents information relating to stock options outstanding at December 31, 1999:

                                         Options Outstanding              Options Exercisable
                                -------------------------------------    ----------------------
                                                             Weighted
                                             Weighted        Average                  Weighted
                                              Average       Remaining                  Average
                                             Exercise        Life in                  Exercise
    Range of Exercise Price     Shares         Price          Years      Shares         Price
    -----------------------     ------         -----          -----      ------         -----

             $.56               100,000     $   .56            2.92      100,000         $.56
         $2.25 - $2.50          460,000         2.33           9.27
                                -------                                  -------

                                560,000         2.02           8.14      100,000         .56
                                =======                        ====      =======

On May 1, 1999, CareerEngine, Inc., a subsidiary of the Company, adopted a stock option plan (the "1999 Plan") for granting options to purchase up to 2,000,000 shares of common stock, pursuant to which officers and other key employees are eligible to receive incentive and/or nonqualified stock options. Options granted under the 1999 Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owing more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant. During 1999, CareerEngine, Inc. granted 1,580,000 options of which 15,000 options are exercisable at December 31, 1999 at $2.50.

The following table presents information relating to stock options outstanding at December 31, 1999:

                    Options Outstanding              Options Exercisable
            -------------------------------------   ---------------------
                                         Weighted
                         Weighted        Average                 Weighted
                          Average       Remaining                Average
                         Exercise        Life in                 Exercise
              Shares      Price           Years      Shares       Price
              ------      -----           -----      ------       -----

            1,075,000      $.01            9.34      15,000       $2.50
              505,000      2.50            9.87
            ---------                                ------

            1,580,000      $.55            9.51      15,000       $2.50
            =========      ====            ====      ======       =====

The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

                                              CareerEngine      CareerEngine,
                                              Network, Inc.         Inc.
                                                  1999              1999
                                                  ----              ----

       Risk-free interest rates              5.12% to 6.59%    5.15% to 6.30%
       Expected option life in years             5 to 7               5
       Expected stock price volatility            134%               46%
       Expected dividend yield                     0%                0%

Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", net loss in 1999 would have been approximately $(4,274,049) or $(.79), per basic and diluted loss per share.

NOTE F - COMMITMENTS AND LITIGATION

[1] The Company occupies office space under a lease expiring on February 28, 2006. Rental expense relating to the lease amounted to $167,966 and $164,819 for the years ended December 31, 1999 and 1998, respectively.

      Minimum future annual rental payments at December 31, 1999 are as follows:

              2000                                           $   139,100
              2001                                               139,100
              2002                                               139,100
              2003                                               139,100
              2004                                               139,100
              Thereafter                                         162,200
                                                             -----------

                                                             $   857,700

[2]   The Company has a Retirement  Savings Plan for its employees,  pursuant to
      Section 401(k) of the Internal Revenue Code. Employee contributions to the plan and the Company's matching contributions vest immediately. The Company's contribution to the plan, in accordance with the plan's top heavy provisions, amounted to approximately $10,100 and $9,800, in the years ended December 31, 1999 and 1998, respectively.

[3] In February 2000, the Company, in exchange for a nominal amount obtained a release from claims arising from a 1996 litigation.

      In connection with the above litigation, on November 22, 2000, the Company was served with a Summons and Complaint in connection with an action commenced in October 2000, by the Housing Authority of the County of Riverside, California against multiple defendants. The Plaintiffs alleged in connection with the issuance and underwriting of certain bonds that various defendants negligently and fraudulently misrepresented to the Plaintiffs that the interest on the bonds would be tax exempt. The Plaintiffs are seeking damages as a result of such misrepresentation in the amount of $1,100,000. The Plaintiffs are also seeking punitive damages in an unspecified amount. Management is vigorously opposing those claims, however, the outcome of the litigation is not presently determinable.

NOTE G - DISCONTINUED OPERATIONS

On August 16, 2000, the Board of Directors of the Company decided to discontinue its merchant banking operations, which consisted of its real estate project with Carmike Cinemas, Inc., and its financial consulting operations. The financial statements have been restated to reflect the discontinued operations of the periods presented and to reclassify the assets and liabilities related thereto.

Results of discontinued operations are summarized as follows:

                                                      Year Ended December 31,
                                                      -----------------------
                                                        1999            1998
                                                        ----            ----

       Rental income from real estate leased       $    996,405    $
       Consulting fees                                  615,314       1,040,000
       Interest income                                    3,212
       Other income                                                      22,101
                                                   ------------    ------------

          Total revenues                              1,614,931       1,062,101
                                                   ------------    ------------

       Real estate leased expenses, net               1,568,029       1,093,435
       Compensation and other costs                     917,532         377,566
       General and administrative expense               218,779           1,327
                                                   ------------    ------------

          Total expenses                              2,704,340       1,472,328
                                                   ------------    ------------

       Loss from discontinued operations           $ (1,089,409)   $   (410,227)
                                                   ============    ============

Assets and liabilities of the discontinued operations at December 31, 1999 are as follows:

       Real estate leased, net                                  $    70,336,022
       Deferred financing and leasing costs, net                      1,707,279
       Deferred rental income                                           577,485
                                                                ---------------

          Total assets                                               72,620,786
                                                                ---------------

       Bonds payable                                                 72,750,000
       Accrued interest                                                 836,130
       Due to preferred member                                        2,250,000
                                                                ---------------

          Total liabilities                                          75,836,130
                                                                ---------------

       Excess of liabilities over assets of
          discontinued operations                               $    (3,215,344)
                                                                ===============


[1]      Description of real estate operations:

       In 1997, Movieplex Realty Leasing, L.L.C. ("Movieplex"), a subsidiary of the Company, entered into an agreement with a major film exhibitor, Carmike Cinemas, Inc. ("Carmike"), to develop and lease an unspecified number of state of the art multiplex movie theaters at a cost not to exceed approximately $75,000,000, plus an amount equal to any proceeds received by Movieplex from the investment of related funding prior to the expending of development costs (the "Project Funding"). Under the terms of the agreement, Carmike was responsible for construction costs in excess of the Project Funding. The primary components of the Project Funding were (i) $72,750,000 from Movieplex's issuance of bonds and (ii) $2,272,500 from an equity investment by Movieplex.

       Pursuant to one of the related agreements, Carmike acted as the development agent for Movieplex over the period November 20, 1997 through November 19, 1999 (the "Development Period"). During the Development Period, eight theaters (each theater consisting of an acquired parcel of land and the improvements constructed thereon) were developed at a cost substantially in excess of the Project Funding. These excess costs were funded by Carmike. In order to restore the original intent of developing multiple theaters at an amount not to exceed the Project Funding, on April 11, 2000, Movieplex transferred title to two theaters to Carmike. The costs relating to the remaining six properties, after reallocating those costs incurred by Movieplex pertaining to the two transferred theaters, does not exceed the cost incurred to develop such remaining theaters. The allocated costs for each of the six theaters does not exceed their value as determined by an outside appraiser. In connection with the transfer of the two theaters, the related lease was amended to
       (i) increase the purchase option price to Carmike at the expiration of the initial lease term from 100% to 110% of a pre-determined future value, (ii) effectively increase the rent payable during the initial renewal option term of the lease by 10%, and (iii) increase the current return on Movieplex's common members' equity investment. These amendments, in the aggregate, increased the Company's anticipated financial return on this transaction. The Company was also compensated ($188,000) for its consulting services provided with regard to this matter.

[1]    Description of real estate operations: (continued)

       Commencing November 20, 1999, Carmike leased each of the six theaters under the terms of a triple net, credit type lease with Movieplex, as lessor. Monthly rental payments received by the lessor primarily fluctuate with the debt service payments on the related bonds and the cash return due to the Common and Preferred Members of Movieplex. The lease requires that Carmike, in addition to paying a stipulated monthly rental to the lessor (i) pay all utilities, insurance, and local real estate, corporate and franchise taxes; (ii) reimburse the lessor for substantially all of its necessary and reasonable expenses incurred in fulfilling its role as lessor; and (iii) assume full operating, maintenance and environmental responsibilities for the preservation and, if necessary, restoration of the land and related improvements thereon. At the end of the initial lease term in 2015, Carmike has the option to extend the lease, relating to not less than all the theaters, for an additional term of ten years and, thereafter, for an additional term of five years at rental rates provided in the lease. Alternatively, at the end of the initial lease term, Carmike has the option to purchase, not less than all the theaters, at an amount based on a predetermined future value.

       Bonds payable were secured by irrevocable letters of credit issued by a group of banks which, in turn, were collateralized solely by the related land and theaters thereon. In connection therewith the Company entered into a Reimbursement Agreement with Wachovia, N.A. as agent for the banks, under which the Company was obligated to remit all rent received under the lease to Wachovia to reimburse the banks for the Bond payments made by draws on their letters of credit. The bonds are interest, payable monthly, at a variable base rate (6.46% at December 31, 1999) indexed to the 30-day, high-grade commercial paper rate which was reset weekly. Principal on the bonds was payable in annual installments, commencing December 1, 2000, in amounts ranging from $970,000 to $7,775,000 with a final payment due at maturity, November 1, 2015, of $12,975,000.

       The 3% equity investment by the lessor amounted to $2,272,500 of which $2,250,000 and $22,500 was contributed by the lessor's Preferred and Common Memberships (or shareholdings), respectively. A third party owns 100% of the Preferred Membership and two subsidiaries of the Company own 100% of the Common Membership of the lessor. The Common and Preferred Membership interests are entitled to a cash return based on a formula specified within the lease.

       On August 8, 2000, Carmike filed a petition under Chapter 11 of the United States Bankruptcy Code. As a result of that filing and Carmike's subsequent failure to pay rent to date under the lease, the Company failed to make required payments to Wachovia under the Reimbursement Agreement. Accordingly, on August 15, 2000, Wachovia declared a default under the Reimbursement Agreement and accelerated all amounts due by the Company thereunder. Wachovia also directed the Trustee under the related indenture to redeem the Bonds. On August 15, 2000 the bonds were paid entirely through draws on the related letters of credit. Accordingly, amounts previously payable on the Bonds became payable to the banks immediately under the Reimbursement Agreement. The Company anticipates that title to the six theaters will be transferred to the banks in payment of the non-recourse debt under the Reimbursement Agreement. At such time, the Company will recognize a gain to the extent of the excess of the liabilities over the carrying value of the assets related to the real estate leased to Carmike.

[2]      Other information with respect to real estate operations:

       As of December 31, 1999 real estate leased consists of the following:

       Land                                          $ 14,637,500
       Improvements                                    55,857,449
                                                     ------------

                                                       70,494,949

       Less accumulated depreciation                      158,927
                                                     ------------

                                                     $ 70,336,022
                                                     ============

       Expenses related to real estate leased, net consist of the following:

                                                        Year Ended December 31,
                                                     ---------------------------
                                                        1999             1998
                                                        ----             ----

       Interest expense on bonds                     $ 2,799,381    $ 4,595,202
       Interest income on restricted investments (1)  (1,393,946)    (3,502,350)
                                                     -----------    -----------

       Interest expense, net                           1,405,435      1,092,852
       Depreciation expense                              158,927
       Other                                               3,667            583
                                                     -----------    -----------

                                                     $ 1,568,029    $ 1,093,435
                                                     ===========    ===========

(1) The Trust Indenture pursuant to which the bonds were issued, restricted the term and the investment instruments in which the bond proceeds would be invested until spent for the purposes defined in the indenture. Interest income earned on the investments is being shown as an offset to the interest expense on the bonds.

       During the Development Period, interest, related fees and amortization of deferred financing costs related to the bonds were capitalized, except those amounts attributable to funds not yet expended to either purchase land or construct the improvements thereon. During the years ended December 31, 1999 and 1998, respectively, approximately $3,051,629 and $516,000 of interest, letter of credit fees and amortization of deferred financing costs, were capitalized and included in real estate leased-improvements.

NOTE H - INCREASE IN AUTHORIZED STOCK

On August 30, 2000, the Board of Directors increased the number of authorized shares of common stock from 10,000,000 to 20,000,000 shares and authorized 1,000,000 shares of preferred stock with a par value of $0.10 per share.
Preferred stock may be issued in one or more series in the discretion of the Board of Directors.

CareerEngine Network, Inc. and Subsidiaries
Consolidated Balance Sheet

                                                                 September 30,
                                                                     2000
                                                                 (Unaudited)
                                                                 -----------
ASSETS

Cash and cash equivalents                                      $    953,714
Marketable securities                                             2,533,153
Fixed assets, net                                                   657,906
Other assets                                                      1,460,068
                                                               ------------

                                                               $  5,604,841
                                                               ============

LIABILITIES

Debentures payable                                             $  1,756,028
Accrued expenses and other liabilities                            1,640,705
                                                               ------------

      Total liabilities                                           3,396,733
                                                               ------------

Excess of liabilities over assets of discontinued operations      3,361,269
                                                               ------------
Commitments

STOCKHOLDERS' EQUITY

Common stock - authorized 20,000,000 shares,
   par value $.10; issued 6,749,600 shares                          674,960
Preferred stock - authorized 1,000,000 shares,
   par value $.10; none issued
Paid-in surplus                                                  16,096,808
Deficit                                                         (14,896,533)
                                                               ------------

                                                                  1,875,235
Less treasury stock, at cost -
1,305,594 shares                                                 (3,028,396)
                                                               ------------

                                                                 (1,153,161)
                                                               ============
                                                               $  5,604,841
                                                               ============

The accompanying notes are an integral part of the financial statements.

CareerEngine Network, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

                                                                       Nine Months Ended
                                                                         September 30,
                                                             ----------------------------------
                                                                  2000                  1999
Revenues

   E-recruiting related services                              $   929,718           $    16,091
   Income on securities transactions, net                       1,266,294             1,332,960
   Interest income                                                 98,412               300,187
   Other income                                                     2,024               228,190
                                                             ------------          ------------
                                                                2,296,448             1,877,428
                                                             ------------          ------------

Expenses

   Compensation and related costs                               2,482,190             1,007,069
   Advertising                                                  1,357,774               412,695
   General and administrative                                   1,702,604               808,765
   Beneficial conversion feature of debentures payable            246,875
                                                             ------------          ------------

                                                                5,789,443             2,228,529
                                                             ------------          ------------

Loss from continuing operations

before income taxes                                            (3,492,995)             (351,101)
   Income tax provision                                            15,340                12,163
                                                             ------------          ------------

Loss from continuing operations                                (3,508,335)             (363,264)
                                                             -------------         -------------

Discontinued operations:

   Income (loss) from operations of discontinued
      real estate and consulting activities                        74,349            (1,226,550)
   Write-off of unamortized financing costs                      (804,667)
                                                             -------------         -------------

Loss from discontinued operations                                (730,318)           (1,226,550)
                                                             -------------         -------------

Net Loss                                                     $ (4,238,653)         $ (1,589,814)
                                                             =============         =============

Per common share - basic and diluted

   Loss from continuing operations                                 $ (.65)               $ (.06)
   Loss from discontinued operations                                 (.13)                 (.23)
                                                                   -------              --------
   Net loss                                                        $ (.78)               $ (.29)
                                                                   =======              ========

Weighted average number of common shares

outstanding - basic and diluted                                 5,440,090             5,435,964
                                                             ============          ============


The accompanying notes are an integral part of the financial statements.

CareerEngine Network, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

                                                                                       Nine Months Ended
                                                                                         September 30,
                                                                              ----------------------------------

                                                                                   2000                   1999
                                                                                   ----                   ----
Cash flows from operating activities

   Loss from continuing operations                                            $(3,508,335)             $(363,264)
   Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities:
        Depreciation and amortization                                             232,144                191,651
        Beneficial conversion feature of debentures payable                       246,875
        Sale of marketable securities, net                                      2,355,457              1,528,540
        Issuance of treasury stock for services                                    18,483
        Changes in:
           Other assets                                                          (688,397)                 7,743
           Accrued expenses and other liabilities                                (250,496)               939,478
                                                                           ---------------        --------------
        Cash provided by (used in) continuing operations                       (1,594,269)             2,304,148
        Cash provided by (used in) discontinued operations                       (584,393)             8,462,072
                                                                           ---------------        --------------

              Net cash (used in) provided by operating activities              (2,178,662)            10,766,220
                                                                           ---------------        --------------


Cash flows from investing activities

   Purchase of furniture and equipment                                           (273,900)              (557,471)
                                                                           ---------------        ---------------
   Cash provided by (used in) continuing operations                              (273,900)              (557,471)
   Cash provided by (used in) discontinued operations                                                (10,879,253)
                                                                           ---------------        ---------------


              Net cash provided by (used in) investing activities                (273,900)           (11,436,724)
                                                                           ---------------        ---------------

Cash flows from financing activities

   Purchase of treasury stock                                                                            (23,180)
   Proceeds from issuance of debentures                                         1,756,028
   Additional paid in capital from sale of debentures                             643,972
                                                                           --------------         --------------

   Cash provided by (used in) continuing operations                             2,400,000                (23,180)
   Cash provided by (used in) discontinued operations                                                    750,000
                                                                           ---------------        --------------

              Net cash provided by (used in) financing activities               2,400,000                726,820
                                                                           ---------------        --------------

Increase (decrease) in cash and cash equivalents                                  (52,562)                56,316
Cash and cash equivalents at beginning of period                                1,006,276              1,040,955
                                                                           --------------         --------------

Cash and cash equivalents at end of period                                       $953,714             $1,097,271
                                                                           ==============         ==============


Supplemental disclosures of cash flow information from continuing operations

   Cash paid during the period for:
      Interest                                                                    $45,336                     --
      Income taxes                                                                $30,684                 $7,375
      Issuance of warrants in connection with debentures payable                 $222,282                     --


The accompanying notes are an integral part of the financial statements.

CareerEngine Network, Inc. and Subsidiaries
Notes To Condensed Consolidated Financial Statements (Unaudited)

1.       Significant Accounting Policies

         The accounting policies followed by the Company are set forth in the notes to the Company's financial statements included in its Form 10-KSB, for the year ended December 3l, 1999, which was filed with the Securities and Exchange Commission.


         In the opinion of management, the unaudited financial statements include all adjustments necessary for a fair presentation of the Company's financial position as of September 30, 2000 and the results of its operations and its cash flows for the nine-month periods ended September 30, 1999 and 2000. The financial statements as of September 30, 2000 and for the nine months then ended are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

         Certain amounts have been reclassified in the financial statements for the nine-month period ended September 30, 1999 to conform to the presentation of the nine-month period ended September 30, 2000. In addition, the 1999 financial statements have been restated to reflect the discontinued operations.

         Revenue Recognition

         E-recruiting related fees related to the CareerEngine Network Division are earned on the placement of banner advertisements, job placement advertisements and sponsorship advertisements on the Company's web site. Such fees are recognized over the period during which the advertisements are exhibited. Revenues derived from co-branding arrangements with content providers are of a similar nature and are recognized over the period during which the advertisements are exhibited.

         E-recruiting related revenue related to the CareerEngine Solutions Division, whose activities commenced in approximately March 2000, consists primarily of non-refundable up-front website construction fees as well as monthly fees to host and maintain these sites. The up-front fees are recognized ratably over the construction period. The monthly hosting and maintenance fees are recognized ratably over the period of the underlying contract.

         Start-up Activities:

         Costs of activities to start-up the e-recruiting business are expensed as incurred.


2.       Income (Loss) Per Share

         Basic income (loss) per share is based on the weighted average number of common shares outstanding. Employee stock options did not have an effect on the computation of diluted earnings per share since they were anti-dilutive.

3.       Excess of Liabilities over Assets of Discontinued Operations

         In August 2000, the Company discontinued its merchant banking operations, which consisted of its real estate project with Carmike Cinemas, Inc., and its financial consulting operations. Accordingly, the Company's remaining operations are solely from its e-recruiting segment.

         The Company will recognize a gain in an amount approximately equal to Excess of Liabilities over Assets of Discontinued Operations ($3,361,269 at September 30, 2000) when title relating to six properties leased to Carmike is transferred pursuant to the direction of Wachovia, N. A., as agent to the holders of the non-recourse debt under the Reimbursement Agreement referred to below. However, due to various proceedings relating to Carmike's petition under Chapter 11 of the United States Bankruptcy Code, no such transfer, as yet, has been made. The Company's exposure related to this real estate project is and always has been limited solely to the Company's interest in the six properties.

4. Discontinued Operations

         In 1997, the Company entered into a triple net, credit type lease with Carmike, pursuant to which the Company leased to Carmike six parcels of land and the improvements thereon. Concurrently, the Company issued $72,750,000 principal amount of its adjustable rate tender securities due November 1, 2015 (the "Bonds"). The Bonds were secured by irrevocable letters of credit issued by a group of banks. In connection therewith the Company entered into a Reimbursement Agreement with Wachovia, as agent for the banks, under which the Company was obligated to remit all rent received under the lease to Wachovia to reimburse the banks for the Bond payments made by draws on their letters of credit.

         On August 8, 2000, Carmike filed a petition under Chapter 11 of the United States Bankruptcy Code. As a result of that filing and Carmike's subsequent failure to pay rent to date under the lease, the Company failed to make required payments to Wachovia under the Reimbursement Agreement. Accordingly, Wachovia declared a default under the Reimbursement Agreement and accelerated all amounts due by the Company thereunder. Wachovia also directed the Trustee under the related Indenture to redeem the Bonds. Such amounts were paid entirely through draws on the related letters of credit and were not paid with funds of the Company. However, as the Bonds are no longer outstanding, all unamortized financing costs (amounting to $804,667) relating thereto were expensed. In addition, Carmike has not disaffirmed the lease and continues to occupy the six theaters.

         The financial statements have been restated to reflect the discontinued operations of the periods presented and to reclassify the assets and liabilities related thereto.

         Excess of Liabilities over Assets of Discontinued Operations at September 30, 2000 consists of the following:

                                                    September 30,
                                                  -----------------
                                                        2000

                  Real estate leased, net         $      69,510,631
                  Other assets                            2,643,780
                  Reimbursement obligations             (72,750,000)
                  Other liabilities                        (515,680)
                  Due to preferred member                (2,250,000)
                                                  ------------------
                                                  $      (3,361,269)

         Loss from discontinued operations for the nine-month period ended September 30, 2000 and 1999 are as follows:

                                                          Nine Months Ended
                                                    ----------------------------
                                                             September 30,

                                                        2000            1999

          Revenues                                   $ 5,804,374    $ 1,768,759
          Expenses                                    (5,730,025)    (2,995,309)
          Write-off of unamortized financing costs      (804,667)
                                                     ------------   ------------
                                                     $  (730,318)   $(1,226,550)
                                                     ============   ============

5.       Litigation

         In February 2000, the Company, in exchange for a nominal amount obtained a release from claims arising from a 1996 litigation.

         In connection with the above litigation, on November 22, 2000, the Company was served with a Summons and Complaint in connection with an action commenced in October 2000, by the Housing Authority of the County of Riverside, California against multiple defendants. The Plaintiffs alleged in connection with the issuance and underwriting of certain bonds that various defendants negligently and fraudulently misrepresented to the Plaintiffs that the interest on the bonds would be tax exempt. The Plaintiffs are seeking damages as a result of such misrepresentation in the amount of $1,100,000. The Plaintiffs are also seeking punitive damages in an unspecified amount. Management is vigorously opposing those claims, however, the outcome of the litigation is not presently determinable.

6.       Debentures Payable

         On June 28, 2000, the Company privately placed 39.50 units of its securities. Each unit consisted of a $50,000 subordinated convertible debenture, 12,500 Class A Common Stock Warrants and 12,500 Class B Common Stock Warrants. Each $50,000 debenture is convertible into 25,000 shares of common stock. The Class A and B Warrants are exercisable at $4 and $6, respectively. The debentures bear interest at 12%, payable quarterly, commencing October 1, 2000 and mature March 31, 2010. The Class A and B Warrants are exercisable at any time until March 31, 2003 and March 31, 2005, respectively. On August 7, 2000, the Company privately placed an additional 8.50 units under the same terms and conditions as set forth above.

         The Company incurred a non-recurring non-cash interest charge of $246,875 due to the beneficial conversion feature of the debentures. In addition, the Company valued the warrants, which were treated as debt discount utilizing the Black-Scholes Pricing Model, at $643,972 which will be amortized over the life of the debentures. The amounts ascribed to the beneficial conversion feature and the warrants aggregating $890,847 were credited to paid-in surplus.

7.       Income Taxes

         Commencing in August 2000, pursuant to an understanding with the IRS, the Company began paying $30,000 per month until the assessed tax deficiency relating to the years 1985 through 1989 and interest thereon which together amounted to $924,000 (included in "allowed Expenses and other Liabilities"), is fully satisfied. Utilizing current IRS interest rates, the assessment and related interest would be satisfied in approximately July 2004.

--------------------------------------------------------------------------------

================================================================================
You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the units means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the units in any circumstances under which the offer or solicitation is unlawful.

                                TABLE OF CONTENTS

                                                Page


Prospectus Summary.................................
Risk Factors.......................................
Price Range of Common Stock........................
Use of Proceeds....................................
Dividend Policy....................................
Private Financing..................................
Capitalization.....................................
Management's Discussion and Analysis of
     Financial Condition and

     Results of Operations.........................
Business.
Management.........................................
Principal Stockholders.............................
Certain Transactions...............................
Description of Securities..........................
Underwriting.......................................
Legal Matters......................................
Experts............................................
Available Information..............................
Index to Financial Statements...................F-1

================================================================================



                                   2,500 Units

                           CareerEngine Network, Inc.


                                 --------------

                                   PROSPECTUS

                                 --------------





                                 MURPHY & DURIEU


                                  _______, 2001


================================================================================

               ALTERNATE PAGE OF SELLING SECURITYHOLDER PROSPECTUS

                  Subject to Completion Dated __________, 2001

                               [LOGO] CareerEngine

                                   2,640 Units
                             each Unit consisting of

         o $1,000 principal amount of $12% convertible debentures due on March 31, 2010,
         o   class A warrants to purchase 250 shares of common stock and
         o   class B warrants to purchase 250 shares of common stock.

                                  ------------
            $2,640,000 aggregate principal amount of $12% convertible
                        debentures due on March 31, 2010

                                  ------------
   Class A warrants to purchase an aggregate of 660,000 shares of common stock

                                  ------------
   Class B warrants to purchase an aggregate of 660,000 shares of common stock

                                  ------------
       An aggregate of 1,320,000 shares of common stock issuable upon the exercise of the Class A and Class B warrants

                                  ------------

         The debentures and warrants will trade separately commencing six months from the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Prior to that date, the debentures and warrants will trade only as a unit.


         Selling securityholders may sell the units and the component parts of the units using this prospectus.

         Using an alternate prospectus, we are offering 2,500 units plus up to an additional 375 units to cover over-allotments, if any, in an underwritten public offering. The selling securityholders are not selling their units as part of our underwritten offering.

         Our common stock is traded on the American and Pacific Stock Exchanges under the symbol "CNE." On January 31, 2001 the last reported sale price of our common stock was $1.31 per share.


         For a description of the terms of the debentures and the warrants see "Prospectus Summary - The Offering" on page 1.


         Our units, debentures and class A and class B warrants currently are not being traded on any market. We have applied to list our units, debentures and warrants on the American Stock Exchange and Pacific Stock Exchange under the symbols "CNEU," "CNED," "CNE_" and "CNE_," respectively.


         Investing in our securities involves risks. Consider carefully the risk factors beginning on page 8 of this prospectus.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is ___________ , 2001

                                  The Offering

Securities Offered


      This prospectus relates to the offering of 2,640 units by selling securityholders. It also relates to up to 1,320,000 shares of our common stock that we may issue to them upon the exercise of the warrants. See "Description of Securities" and "Selling Securityholders and Plan of Distribution."


      Each unit consists of

         o a $1,000 principal amount 12% convertible debenture due on March 31, 2010,
         o  class A warrants to purchase 250 shares of common stock and
         o  class B warrants to purchase 250 shares of common stock


      The debenture and the warrants will trade only as a unit for six months following this offering, unless we agree with the underwriter that separate trading may begin sooner. Thereafter, each of the securities will trade separately. Neither the underwriter nor we are currently aware of any events that would cause the debentures and warrants to trade separately prior to six months after the effective date of this offering. In the event that such trading should occur, we expect that the American Stock Exchange will post this information on its web site For more information, see "Description of Securities."


The Debentures:

      Principal Amount of Debenture    $1,000.

      Annual Interest Rate             12% interest.

      Payment of Interest              Quarterly  in cash on January 1, April 1,
                                       July 1 and October 1 of each year, commencing July 1, 2001.

      Maturity                         March 31, 2010.


      Conversion by Holder             A holder may  convert all or a portion of
                                       the  principal  amount  of its  debenture
                                       outstanding  at the time such  conversion
                                       is effected  into our common stock at any
                                       time  before the close of business on the
                                       earlier  of  March  31,  2010 or the date
                                       that  principal  and  interest  under the
                                       debenture  has been  paid in full.  If we
                                       call  the  debenture  for  redemption,  a
                                       holder may convert its  debenture  at any
                                       time  before the close of business on the
                                       redemption  date. The initial  conversion
                                       price  is $2.00  per  share,  subject  to
                                       adjustment  in  certain   events,   which
                                       include:

                                          o  Stock    dividends,    splits   and
                                             combinations;

                                          o  Certain  below market  issuances of
                                             stock;

                                          o  Reclassifications;

                                          o  Mergers; or

                                          o  The  sale of  substantially  all of
                                             our assets.

                                       On  conversion,  no payment or adjustment
                                       for accrued and unpaid  interest  will be
                                       made.   All   such   interest   will   be
                                       forfeited.

      Redemption by Holder             A  holder's   estate  may  redeem  up  to
                                       $50,000  total  value  of the  debentures
                                       owned by that  holder  upon notice of the
                                       holder's death and redemption election by
                                       his  or  her   estate.   This   right  of
                                       redemption may only be exercised by the estate of the original holder. It does not pass to any transferee.

      Redemption by Us                 We  can   redeem   all  or  part  of  the
                                       debentures  at  100% of  their  principal
                                       amount,  plus  accrued  interest  to  the
                                       redemption  date,  on not  less  than  30
                                       day's notice, if the closing price of our
                                       common  stock  equals  or  exceeds  2.154
                                       times the then conversion price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption.

      Ranking The debentures are second in right of repayment to all of our senior debt. Senior debt is any indebtedness payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such indebtedness, it is provided that such indebtedness is not senior in right of payment to the debentures. If we were to become insolvent, such senior debt would have a priority of right to repayment in connection with our liquidation.

      Transferability                  There are no transfer restrictions on the
                                       debentures.   However,   the   right   to
                                       redemption upon death of the initial holder will terminate on transfer.


      Please refer to "Description of Securities - The Debentures and the Indenture."

Class A Warrants:


      The Class A warrants are exercisable at a price of $4.00 per share until they expire on March 31, 2003, subject to adjustment upon the occurrence of the events that would cause the adjustment of the conversion price of the debentures. We may redeem the Class A warrants on not less than 30 days' notice at a redemption price of $0.001 per warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class A Warrants."


Class B Warrants:


      The Class B warrants are exercisable at a price of $6.00 per share until they expire on March 31, 2005, subject to adjustment upon the occurrence of the events that would cause the adjustment of the conversion price of the debentures. We may redeem the Class B warrants on not less than 30 days' notice at a redemption price of $0.001 per warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class B Warrants."

      You should be aware that the warrants would only have value if the market price of the common stock exceeds the respective exercise prices, which have been arbitrarily determined.


Risk Factors:


      An investment in the units involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" for factors you should consider.


Use of Proceeds:

      We will not receive any of the proceeds from the sale of securities by the selling securityholders. We will receive proceeds from the exercise of the warrants. We will use the net proceeds from warrant exercises for working capital and general corporate purposes.

                                Private Financing


         In June and August 2000, we completed the sale of 48 debenture and warrant units at a price of $50,000 per unit, or an aggregate amount of $2.4 million, in a private financing transaction. We relied on the exemption from the registration provisions of the Securities Act provided by Section 4 (2) thereof and Rule 506 promulgated thereunder to effect this transaction. We sold 39.5 units on June, 28, 200 and 8.5 units on August 8, 2000


         Each private financing unit consisted of securities substantially similar to the units offered in this prospectus, except that each private financing unit included:


         o $50,000 principal amount of convertible debenture due on March 31, 2010 bearing annual interest of 12% payable on January 1, April 1, July 1 and October 1 of each year;
         o   class A warrants to purchase 12,500 shares of our common stock; and
         o   class B warrants to purchase 12,500 shares of our common stock.

We granted the holders of these private financing units the right to register their units for public sale. To this end, on the date of this prospectus, we retired the private units in exchange for the issuance to holders of private units 50 units identical to the units offered in our underwritten public offering for each private unit. Each unit offered in our underwritten public offering includes:

         o $1,000 principal amount of convertible debenture due on March 31, 2010 bearing annual interest of 12% payable on January 1, April 1, July 1 and October 1 of each year;
         o   class A warrants to purchase 250 shares of our common stock; and
         o   class B warrants to purchase 250 shares of our common stock.


These units have been registered for public sale and are being sold by selling securityholders pursuant to this prospectus. See "Selling Securityholders and Plan of Distribution" for information relating to the securityholders who are offering these securities for sale.


         Dirks & Company, Inc. acted as the placement agent in the private financing. We paid Dirks a fee of $240,000, which was equal to 10% of the aggregate purchase price of the units sold, and a non-accountable expense allowance of $72,000, which was equal to 3% of the aggregate purchase price of the units sold. We also granted Dirks, for $10.00, a warrant, exercisable over a five year period which commenced on the closing date of the private financing, to purchase five private financing units, at a price equal to 120% of the per unit offering price or $60,000 per unit. The units underlying the securities acquired by Dirks as placement agent have been registered pursuant to this registration statement for public sale and are included in this prospectus.

         Barry W. Blank purchased six private financing units in June 2000. Mr. Blank was employed by Dirks as a registered representative at the time of the private financing and he participated in the sale of the private financing units. Currently he is employed by Murphy & Durieu, the underwriter of our concurrent underwritten unit offering. He will participate in the sale of the units in the underwritten offering. Dirks has granted Mr. Blank the right to 70% or 3.5 of the units underlying the placement agent warrant.

                Selling Securityholders And Plan Of Distribution

         The registration statement, of which this prospectus forms a part, relates to the registration by us for the account of selling securityholders, of an aggregate of:

         o   2,640 units;
         o   2,640 debentures;
         o   660,000 class A warrants;
         o   660,000 class B warrants;
         o 1,320,000 shares of our common stock that we may issue upon exercise of the warrants.


         The tables below sets forth information with respect to the selling securityholders as of January 31, 2001. We will not receive any of the proceeds from the sale of these securities. We will receive proceeds only for shares sold by us pursuant to warrants exercised. There are no material relationships between us or our affiliates and any of the selling securityholders except as disclosed in the tables below. Based on information provided to us by the selling securityholders, all securities are beneficially owned.

         We assume that the selling securityholders will sell all of their securities. However, beneficial ownership after the offering will depend upon the actual number of securities sold by each selling securityholder.

         Taking into account the shares of our common stock issuable upon conversion of debentures and the exercise of warrants owned by Mr. Blank, Mr. Blank is the beneficial owner of more than 10% of our common stock. All CareerEngine Network securities owned by Mr. Blank will not be sold except in compliance with the provisions of Section 16(b) of the Securities Exchange Act of 1934. The share table includes the shares issuable on the conversion of debentures and on the exercise warrants owned by each selling securityholder.

         Mr. Blank was employed by Dirks, the placement agent for our private financing, as a registered representative. He participated in the sale of the private financing. Currently, he is employed by Murphy & Durieu, the underwriter of our concurrent public unit offering. He will participate in the sale of the units in that offering.

                                   Debentures

---------------------------------------------------------------------------------------------------------------
                                                                                             Percentage Owned
---------------------------------------------------------------------------------------------------------------
                                            Debentures                Debentures
                                           Beneficially              Beneficially
                                              Owned      Number of      Owned         Before         After
                                              Before    Debentures      After        Offering       Offering
                  Name                       Offering    Offered       Offering
---------------------------------------------------------------------------------------------------------------

Barry W. Blank TTEE for Barry W. Blank      300 (4)        300             0            11.32          0
Trust Dated 11-13-96 as
amended 12-23-96 (1)

---------------------------------------------------------------------------------------------------------------
Bernard R. Bober                             50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Richard A. Michaelson                        50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Compass Bank CSDN FBO Renaissance US
Growth and Income Trust PLC


                                            250            250             0            9.43           0

---------------------------------------------------------------------------------------------------------------
Compass Bank CSDN FBO
Renaissance Capital Growth and
Income Fund III, Inc.

                                            250            250             0            9.43           0

---------------------------------------------------------------------------------------------------------------

George W. Benoit (2)                        100            100             0            3.77           0

---------------------------------------------------------------------------------------------------------------

Alec G. Land                                 25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------
Tenaire Inc. Profit Sharing Trust U/A/D
1-30-69 86-6042651                           50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Dr. Robert Brod, Profit Sharing Plan

                                             50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------

Kevin  (2) and Nadine Benoit                100            100             0            3.77           0

---------------------------------------------------------------------------------------------------------------
Barry A. Friedman                            50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Daniel Charlton Williams                     50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------

Robert W. Wahl                              100            100             0            3.77           0

---------------------------------------------------------------------------------------------------------------
Everett A. Sheslow                           50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Peter R. Harvey                             200            200             0            7.58           0
---------------------------------------------------------------------------------------------------------------
Kaufman II Limited Family Partnership


                                             25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------
Ben Shirley Branch                           50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
John S. Price Trustee Wilson Price
Barranco Billingsley Keough Plan FBO


Bill Barranco                               100            100             0            3.77           0

---------------------------------------------------------------------------------------------------------------
Delaware Charter Guarantee & Trust Co.
TTEE FBO Connie S. Shaw IRA
321-30194-11, Tax ID
No. 51-0099493                               50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Dan N. Williams                              50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------

Gilbert Sandler                              25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------

Thomas J. Ferrara (2)                        25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------

Kathleen J. Blank (1)                        50             50             0            1.89           0

---------------------------------------------------------------------------------------------------------------

The Violet M. Blank Living
Trust(2)                                     25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
John L. Mozley Trust, John L. Mozley,

Trustee  U/A/D 1/18/83                      100            100             0            3.77           0

---------------------------------------------------------------------------------------------------------------
Brod Living Trust, Albert T. Brod & Lois


Anne Brod, Trustees                          25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------
Ben Shirley Branch                           50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
R. George Cranmer                            10             10             0            0.38           0
---------------------------------------------------------------------------------------------------------------
Delaware Charter Guarantee & Trust Co.
TTEE FBO R. George Cranmer IRA Tax ID
No. 51-0099493, Account No. 321-30125-15


                                             40             40             0            1.51           0

---------------------------------------------------------------------------------------------------------------
Robert & Josephine Tomasulo JTROS


                                             25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------
Robert Cohen                                 50             50             0            1.89           0
---------------------------------------------------------------------------------------------------------------
Charles R. Hoover & Shirley A. Hoover,
Common Property with Right of

Survivorship                                 25             25             0            0.94           0

---------------------------------------------------------------------------------------------------------------

Dirks & Company, Inc. (3)                   240            240             0            9.43           0

---------------------------------------------------------------------------------------------------------------


(1) Kathleen Blank is the daughter of Barry Blank and Violet Blank is the mother of Barry Blank.
(2) This individual is one of our directors and executive officers. See "Management."
(3) Assumes exercise of Placement Agent Warrants. See "Private Financing." Dirks & Company, Inc. is a broker-dealer and, as such, may be deemed an underwriter within the meaning of Section 2(11) of the Securities Act.
(4) Does not include debentures issuable upon the exercise of 70% of the Placement Agent Warrants. Mr. Blank has the right to 70% of the Placement Agent Warrants. See "Private Financing."



                                  Common Stock
-----------------------------------------------------------------------------------------------------------------------
                                                                                               Percentage Owned
-----------------------------------------------------------------------------------------------------------------------
                                               Shares                        Shares
                                            Beneficially                  Beneficially
                                               Owned          Number of       Owned          Before          After
                                               Before          Shares         After         Offering       Offering
                  Name                        Offering        Offered        Offering
-----------------------------------------------------------------------------------------------------------------------
Barry W. Blank TTEE for Barry
W. Blank Trust Dated 11-13-96 as
amended 12-23-96                               410,100           0            410,100              7.53            7.53
-----------------------------------------------------------------------------------------------------------------------

Bernard R. Bober                                13,200           0             13,200              0.24            0.24

-----------------------------------------------------------------------------------------------------------------------
Richard A. Michaelson                                0           0                  0              0               0
-----------------------------------------------------------------------------------------------------------------------
Compass Bank CSDN FBO Renaissance US
Growth and Income Trust PLC                          0           0                  0              0               0
-----------------------------------------------------------------------------------------------------------------------
Compass Bank CSDN FBO
Renaissance Capital Growth and
Income Fund III, Inc.                                0           0                  0              0               0
-----------------------------------------------------------------------------------------------------------------------

George W. Benoit                             1,671,620           0          1,671,620             30.04           30.04

-----------------------------------------------------------------------------------------------------------------------
Alec G. Land                                         0           0                  0              0               0
-----------------------------------------------------------------------------------------------------------------------
Tenaire Inc. Profit Sharing Trust U/A/D
1-30-69 86-6042651                               1,400           0              1,400               .03             .03
-----------------------------------------------------------------------------------------------------------------------
Dr. Robert Brod, Profit Sharing
Plan                                               500           0                500               .01             .01
-----------------------------------------------------------------------------------------------------------------------

Kevin and Nadine Benoit                        348,000           0            348,000                28            6.28

-----------------------------------------------------------------------------------------------------------------------
Barry A. Friedman                                2,000           0              2,000               .04             .04
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Daniel Charlton Williams                             0           0                  0                0                0
-----------------------------------------------------------------------------------------------------------------------

Robert W. Wahl                                  42,400           0             42,400               .78             .78

-----------------------------------------------------------------------------------------------------------------------

Everett A. Sheslow                                2000           0              2,000               .04             .04

-----------------------------------------------------------------------------------------------------------------------
Peter R. Harvey                                      0           0                  0                 0               0
-----------------------------------------------------------------------------------------------------------------------
Kaufman II Limited Family Partnership

                                                     0           0                  0                 0               0
-----------------------------------------------------------------------------------------------------------------------
Ben Shirley Branch                                   0           0                  0                 0               0
-----------------------------------------------------------------------------------------------------------------------
John S. Price Trustee Wilson Price
Barranco Billingsley Keough Plan FBO

Bill Barranco                                        0           0                  0                 0               0
-----------------------------------------------------------------------------------------------------------------------
Delaware Charter Guarantee & Trust Co.
TTEE FBO Connie S. Shaw IRA
321-30194-11, Tax ID No. 51-0099493
                                                     0           0                  0                 0               0
-----------------------------------------------------------------------------------------------------------------------
Dan N. Williams                                      0           0                  0                 0               0
-----------------------------------------------------------------------------------------------------------------------

Gilbert Sandler                                 60,938           0             60,938               1.12           1.12

-----------------------------------------------------------------------------------------------------------------------
Thomas J. Ferrara                               21,500           0             21,500                .39            .39
-----------------------------------------------------------------------------------------------------------------------
Kathleen J. Blank                                    0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
The Violet M. Blank Living Trust                     0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
John L. Mozley Trust, John L. Mozley,
Trustee  U/A/D 1/18/83                               0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Brod Living Trust, Albert T. Brod & Lois

Anne Brod, Trustees                                  0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Ben Shirley Branch                                   0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
R. George Cranmer                                    0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Delaware Charter Guarantee & Trust Co.
TTEE FBO R. George Cranmer IRA Tax ID
No. 51-0099493, Account No. 321-30125-15             0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Robert & Josephine Tomasulo JTROS                    0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Robert Cohen                                         0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Charles R. Hoover & Shirley A. Hoover,
Common Property with Right of
Survivorship                                         0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------
Dirks & Company, Inc.                                0           0                  0                  0              0
-----------------------------------------------------------------------------------------------------------------------




         Shares beneficially owned in the above table does not include shares issuable upon conversion of the debentures or exercise of the warrants owned by each of the selling securityholders. Currently, for each debenture owned by a selling securityholder, that holder owns 250 class A warrants and 250 class B warrants. In addition, each debenture currently is convertible into 500 shares of our common stock.

         To the best of our knowledge,

         o the selling securityholders purchased their securities in the ordinary course of business and
         o at the time of the purchase of the securities to be resold, no selling securityholder had any agreements or understandings,
             directly  or   indirectly,   with  any  person  to  distribute  the
             securities.


         The sale of the securities by the selling securityholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling securityholder,

         o   on the American Stock Exchange,
         o   in the over-the-counter market,
         o   in negotiated transactions,
         o   through the writing of options on these shares, or
         o   a combination of these methods of sale, or otherwise.

         Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.


         Selling securityholders may effect these transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the selling securityholders, or to broker-dealers who may purchase securities as principals and thereafter sell the shares from time to time on the American Stock Exchange, in the over-the-counter market, in negotiated transactions, or otherwise. Broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers for whom these broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.


         The selling securityholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of these securities might be deemed to be underwriting discounts and commissions, under the Securities Act.

         At the time a particular offer of the securities is made by or on behalf of a selling securityholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for securities purchased from the selling securityholder and any discounts, commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.


         Under the Exchange Act and its regulations, any person engaged in the distribution of securities, offered by this prospectus may not simultaneously engage in market-making activities with respect to the securities or our common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of securities by the selling securityholders.


         Sales of any of our securities by the selling securityholders may depress the price of such securities in any market that may develop for these securities.

================================================================================
You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the units means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the units in any circumstances under which the offer or solicitation is unlawful.


                                TABLE OF CONTENTS

                                                Page

Prospectus Summary.................................
Risk Factors.......................................
Price Range of Common Stock........................
Use of Proceeds....................................
Dividend Policy....................................
Private Financing..................................
Capitalization.....................................
Management's Discussion and Analysis of
     Financial Condition and

     Results of Operations.........................
Business.
Management.........................................
Principal Stockholders.............................
Selling Securityholders and Plan of
     Distribution..................................
Certain Transactions...............................
Description of Securities..........................
Legal Matters......................................
Experts............................................
Available Information..............................
Index to Financial Statements...................F-1

================================================================================



                                   2,640 Units

                                       and

                                1,320,000 Shares

                           CareerEngine Network, Inc.

                                 --------------

                                   PROSPECTUS

                                 --------------









                                  _______, 2001

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 27. Exhibits

   Exhibit

   No.                   Description
   ---                   -----------

   1.1   Form of Underwriting Agreement *

   3.1   Restated Certificate of Incorporation of the Company (2)
  3.1a   Amendment to Certificate of Incorporation (2)
  3.1b   Amendment to Certification of Incorporation filed March 22, 2000
  3.1c   Amendment to Certification of incorporation filed October 16, 2000
   3.2   Amended and Restated By-Laws of the Company (4)


   4.2 Indenture with Continental Stock Transfer & Trust Company concerning the 12% Convertible Debentures Due March 31, 2010*

   4.3   12% Debenture Due March 31, 2010 (contained in Exhibit 4.2)*
   4.4   Form of Class A Warrant**
   4.5   Form of Class B Warrant**
   4.6   Form of Underwriter's Unit Warrant *

4.7 FORM OF WARRANT AGENT'S AGREEMENT WITH Continental Stock Transfer & Trust Company *

   5.1   Opinion of Barry B. Feiner, Esq. *
  10.1   Lease of the Company's executive offices, dated February 29, 1996 (3)
  10.2   1999 Stock Option Plan (1)
  10.3 Indenture of Trust between Movieplex Realty Leasing, L.L.C. and First Union National Bank, as Trustee, dated November 1, 1997 (2)
  10.4   Form of Bond (2)
  10.5 Master Lease Agreement by and between Movieplex Realty Leasing, LLC, as Landlord, and Carmike Cinemas, Inc., as Tenant, dated November 20, 1997
         (2)
  10.6 Reimbursement Agreement by and among Movieplex Realty Leasing, LLC, the Lenders, and Wachovia Bank, N.A, dated November 20, 1997 (2)

  10.7   Form of Letter of Credit (2)
  10.8 Form of Bond Purchase Agreement between Movieplex Realty Leasing, LLC. and Purchasers, dated November 20, 1997 (2)
  10.9 Agency and Development Agreement between Movieplex Realty Leasing, LLC., and Carmike Cinemas, Inc., dated November 20, 1997 (2)
 10.10   Master form of ASP Agreement  between the Company and  Customers**
         10.11 Master form of Co-Branding Agreement between the Company and Customers**

 21.     A List of the subsidiaries of the Company**

23.1     Consent of Richard A. Eisner & Company, LLP
23.2     Consent of Barry B. Feiner, Esq. (included in Exhibit 5.1).

24.      Power of Attorney (included in signature page).**

--------------------------------
* To be filed by amendment.

**Previously filed as an exhibit to our registration statement on form SB-2, filed on December 26, 2000.

(1) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1999.
(2) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1997.
(3) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1996.
(4) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1995.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on February , 2001.


                               CareerEngine Network, Inc.

                               By:  /s/ George W. Benoit
                                    --------------------------------------------
                                    George W. Benoit, President, Chief Executive
                                   Officer and Chairman of the Board


         In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. to the Registration Statement has been signed below by the following persons in the capacities indicated on February , 2001.


           Signature                                 Title

         /s/ George W. Benoit                 President, Chairman
------------------------------------          and Chief Executive Officer
         George W. Benoit


         /s/ Anthony S. Conigliaro            Vice President and
------------------------------------          Chief Financial Officer
         Anthony S. Conigliaro


         /s/ Kevin J. Benoit                   Director
------------------------------------
         Kevin J. Benoit

                                               Director
------------------------------------
         Charles W. Currie


         /s/ David W. Dube                     Director
------------------------------------
         David W. Dube


         James J. Murtha                       Director
------------------------------------


         /s/ Joseph G. Anastasi                Director
------------------------------------
         Joseph G. Anastasi


         /s/ Thomas J. Ferrara                 Director
------------------------------------
         Thomas J. Ferrara


         /s/ Edward H. Martino                 Director
------------------------------------
         Edward H. Martino

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 10/16/2000
                               001521137 - 0771763



                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                           CAREERENGINE NETWORK, INC.

                      (Pursuant to Sections 228 and 242 of
                      the Delaware General Corporation Law)

                    -----------------------------------------


CareerEngine  Network,  Inc.  ("CareerEngine"),   a  corporation  organized  and
existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certify that:

         FIRST: The Board of Directors of CareerEngine, by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of CareerEngine (the "Certificate of Incorporation"), declaring such amendment to be advisable and calling a meeting of the shareholders of CareerEngine for consideration thereof. The amendment adopted provides as follows: That Article Fourth of the Certificate of Incorporation shall be amended to read in its entirety as follows and is hereinafter referred to as the "Amendment":

                           "FOURTH:   The  total  number  of  shares  which  the
                  Corporation shall have the authority to issue is 21,000,000 shares, of which 20,000,000 shares shall be common stock with a par value of $0.10 per share (the "Common Stock") and 1,000,000 shares shall be preferred stock, with a par value of $0.10 per share (the "Preferred Stock").

                           The  Preferred  Stock may be issued from time to time
                  in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors (the "Board") providing for the issuance of such Preferred Stock or series thereof, and the Board is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting Power, if any, of shares of Preferred Stock or any series thereof."


         SECOND: That the Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL. Prompt written notice of the adoption of the Amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the DGCL.

         THIRD: This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, CareerEngine has caused this Certificate of Amendment to be duly executed by its President as of October 16, 2000.

                                                 CareerEngine Network, Inc.



                                                 By:   /s/ George W. Benoit
                                                     ---------------------------
                                                     George W. Benoit, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                              HELMSTAR GROUP, INC.



         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Helmstar Group, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following new Article First:

         "First: The name of the corporation is CareerEngine Network, Inc."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on March 23, 2000.

                                                    HELMSTAR GROUP, INC.


                                                    By:   /s/ George W. Benoit
                                                          ----------------------
                                                          George W. Benoit
                                                          Chairman of the Board

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/27/2000
001152095 - 0771763